                                                                    EXHIBIT 10.6


                                 LEASE AGREEMENT

THIS LEASE, made as of the 31st day of January, 1992 by VIA MIZNER ASSOCIATES, a Florida general partnership, herein called "Landlord, and IVY MANAGEMENT, INC., a Massachusetts corporation authorized to do business in the State of Florida, herein called "Tenant".

                                  LEASE SUMMARY

a)      Landlord's Mailing
        Address:                              P.O. Drawer 40
                                              Boca Raton, Florida 33429

b)      Tenant Suite No.:                     Suite 201

c)      Tenant's Lease Address:               Suite 201
                                              789 S. Federal Highway
                                              Boca Raton, FL 33432

d)      Tenant's Billing
        Address:                              Suite 201
                                              798 S. Federal Highway
                                              Boca Raton, FL 33432

e)      Tenant's Telephone No.:               Business (561) 393-8900

f)      Tenant's Name (including
        state of formation
        or incorporation):                    IVY MANAGEMENT, INC., a
                                              Massachusetts corporation

g)      Tenant's Trade Name:                  IVY MANAGEMENT, INC.

h)      Resident Manager or
        Key Person:                           Bill Ferris

i)      Guarantor(s):                         MACKENZIE INVESTMENT MANAGEMENT
                                              INC., a Delaware corporation

j)      Lease Commencement Date:              May 1, 1992

k)      Lease Expiration Date:                September 30, 2001

l)      Amendments:                           See Exhibit Two attached
                                              hereto and made a part
                                              hereof

m)      Expansion Provisions:                 None

n)      GLA in Premises:                      7,854  sq. ft.

o)      Tenant Improvements:                  See Exhibit Two, Paragraph 2







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




 p)     Minimum Rent:

                                                       Fixed
                Lease                                  Minimum             Monthly
                Year         $/Sq. Ft.               Annual Rent          Installment
                ----         ---------               -----------          -----------
                  1           $13.32                 $ 79,920.00*         $ 6,660.00
                  2            13.32                   79,920.00*           6,660.00
                  3            13.99                  109,877.46            9,156.46
                  4            14.69                  115,375.26            9,614.61
                  5            15.42                  121,108.68           10,092.39
                  6            16.19                  127,156.26           10,596.36
                  7            17.00                  133,518.00           11,126.50
                  8            17.85                  140,193.90           11,682.83
                  9            18.74                  147,183.96           12,265.33
                 10            19.68                  154,566.72           12,880.56

        *Lease Years 1 and 2 the Fixed Minimum Annual Rent has been calculated on an assumed square footage of 6,000 sq. ft. Beginning in Lease Year 3 the GLA provided for in subparagraph (n) above is applicable for calculating the Annual Rent.

q)      Permitted Use:                        General offices providing
                                              financial, insurance, accounting
                                              and/or legal services

r)      Consumer Price Index:                 None; and N/A

s)      Security Deposit:                     See Exhibit Two, Paragraph 6
t)      Other Sums Payable:                   N/A
u)      ESTIMATED Annual
        Expenses (First Year):
         Fixed Minimum Annual Rent:                                $ 79,920.00
         Building Operating Costs;
         Via Mizner Financial Plaza Operating Costs;
         Via Mizner Master Facilities Operating Costs:               40,327.32
         Sales Tax:                                                   7,214.84
         Estimated Annual Total 1st Year:                          $127,462.16


         THE INFORMATION SET FORTH IN THIS SECTION (u) HAS BEEN ESTIMATED BASED ON LANDLORD'S GOOD FAITH ATTEMPT TO CALCULATE SUCH SUMS FOR DISCLOSURE PURPOSES ONLY. THE LANDLORD DISCLAIMS ANY RESPONSIBILITY FOR THE ACCURACY OF THE INFORMATION AND DOES NOT WARRANT OR REPRESENT TO TENANT THAT ANY ESTIMATE IS ACCURATE. THE TENANT SHOULD ENGAGE AND RELY ONLY UPON INDEPENDENT REAL ESTATE PROFESSIONALS EMPLOYED BY TENANT TO ASCERTAIN THE ACCURACY OF THESE ESTIMATES.

v)       Remarks:  NONE

                        THE FOREGOING LEASE SUMMARY IS AN
                      INTEGRAL PART OF THIS LEASE AGREEMENT







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




                                    ARTICLE 1

                             Basic Lease Provisions

SECTION 1.01  Leased Premises.

         In consideration of the rents, covenants and agreements hereafter reserved and contained on the part of the Tenant to be observed and performed, the Landlord demises and leases to the Tenant, and Tenant rents from Landlord, those certain premises now existing or hereafter to be erected in VIA MIZNER FINANCIAL PLAZA which premises is identified as Suite No. 201, 798 S. Federal Highway, containing an area of 7,854 square feet (which area has been established in accordance with the criteria set forth on Exhibit "J" attached hereto and made a part hereof), herein called the "Leased premises". The boundaries and location of the Leased Premises are outlined and identified on the Building Plan marked Exhibit "A" attached hereto and made a part hereof. Dimensions for all purposes shall be measured in accordance with the criteria set forth on Exhibit "J" from the centerline of interior walls or from the exterior face of exterior walls. The Leased premises are located in VIA MIZNER FINANCIAL PLAZA on the real property described in Exhibit "B" attached hereto and made a part hereof. The boundaries of the VIA MIZNER FINANCIAL PLAZA (which boundaries may be modified or amended to increase or decrease the area) are identified on Exhibit "One", the site plan of VIA MIZNER FINANCIAL PLAZA, attached hereto and made a part hereof.

SECTION 1.02  Use of Additional Areas.

         The use and occupation by the Tenant of the Leased Premises shall include the non-exclusive use in common with others entitled thereto of the common areas, employees' parking areas, service roads, malls, loading facilities, sidewalks and customer car parking areas as such common areas now exist or as such common areas may hereafter be constructed upon or within the real property described in Exhibit "B", and other facilities as may be designated from time to time by the Landlord, subject however to the terms and conditions of this Lease and to rules and regulations for the use thereof (including use charges and parking validation procedures) as prescribed from time to time by the Landlord.

SECTION 1.03  Commencement and Length of Term.

         The term of this Lease shall commence on the date set forth in Section
(j) of the Lease Summary (or the date upon which Tenant opens for business in the Leased premises, if earlier than May 1, 1992), and shall continue until the expiration date as set forth in Section (k) of the Lease Summary.

SECTION 1.04  Commencement of Rent.

         The Tenant's obligation to pay rent shall commence on the earliest of the following dates: (a) the 1st day of May, 1992, and (b) the date upon which Tenant opens for business in the Leased Premises. Should the term of this Lease and the Tenant's obligation to pay rent commence on a day other than the first day of a month, then the term of this Lease shall continue in full force and effect for the period from the commencement date hereof to the first day of the calendar month next succeeding, plus the period of the term set forth in Section
1.03 hereof; provided, however, that the Tenant shall pay rent for the fractional month (from the Commencement Date to and including the last day of the fractional month) on a per diem basis (the per diem being calculated on the basis of a thirty day month) and the rent for the fractional month shall be payable on the commencement date


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



and thereafter the fixed minimum rent shall be paid in equal monthly installments on the first day each and every month in advance. All other monthly payments hereunder shall likewise be calculated and paid on such per diem basis for any fractional month.

SECTION 1.05  Failure of Tenant to Open.

        In the event that Tenant fails to take possession and to open the Leased Premises for business fully improved, fixtured and staffed or fails to commence to do business on the Lease Commencement Date, then Tenant shall be in default hereunder and the Landlord shall have the right to enforce all remedies of default as provided in this Lease.

SECTION 1.06  Obligations of Tenant Before Lease Term Begins.

        Tenant shall observe and perform all of its obligations under this Lease (except its obligations to operate and to pay Fixed Minimum Rent, its pro rata share of VIA MIZNER FINANCIAL PLAZA's Operating Costs provided for in Section 2.06, and its pro rata share of real estate taxes as provided for in Section 2.06) from the date upon which the Leased Premises are delivered to Tenant for its work until the Commencement Date of the Lease Term in the same manner as though the Lease Term began when the Leased Premises were delivered to Tenant.

                                   ARTICLE II

                                      Rent

SECTION 2.01  Fixed Minimum Annual Rent.

        (a) Tenant agrees to pay Landlord, subject, however to adjustment (if any) as herein provided, as fixed minimum annual rent the sum or sums set forth in Section (p) of the Lease Summary (hereinafter referred to as "Fixed Minimum Annual Rent"). The Fixed Minimum Annual Rent during the term of this Lease shall be payable by the Tenant in equal monthly installments, on or before the first day of each month in advance, at the office of the Landlord as set forth in Section (a) of the Lease Summary, or at such other place designated by Landlord in writing, without notice or demand, and without any deduction, counterclaim, or set-off whatsoever.

        (b) In the event that at any time any personal or corporate check of Tenant should be returned marked "insufficient funds" or should not be promptly paid by the drawee bank for any other reason (excepting and error made by the drawee bank and acknowledged by the drawee bank in writing), Landlord may, without prejudice to any other right or remedy accruing to Landlord under this Lease, require that all future rental payments are to be made on or before the due date by cash, cashier's check or money order.

SECTION 2.02  Cost of Living Increases in Fixed Minimum Annual Rent.

        The initial term of the Lease is not subject to the provisions of this
Section 2.02, however, if any option term is exercised, then in the case of any option terms, if any, commencing one (1) year from the first day of the option term (the Adjustment Date), and annually thereafter, the Fixed Minimum Annual Rent shall be adjusted (increased but not decreased) by the following mathematical formula:



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



                          C
                         ---
               A = [(B x  D)]

        A is the Fixed Minimum Annual Rent for the year following the Adjustment Date (the Adjusted Fixed Minimum Annual Rent).

        B is the Fixed Minimum Annual Rent as may be subsequently established in accordance with a fair market rental value review provision contained in this Lease, if any, or is the Fixed Minimum Annual Rent as of the Commencement Date of any option term, as the case may be.

        C is the Index for two (2) months preceding the month in which the Adjustment Date occurs.

        D is the Commencement Date Index of any option term.

        The formula shall adjust the Fixed Minimum Annual Rent as of the Commencement Date of any option term by the product obtained by multiplying the Fixed Minimum Annual Rent times a fraction, the numerator of which shall be the Consumer Price Index for Urban Wage Earners and Clerical Workers (U.S. City
Average: All Items), issued by the Bureau of Labor Statistics of the U.S. Department of Labor, using the year 1982-1984 as a base of 100, (the "Index") for the month immediately preceding the month in which the Adjustment Date occurs, and the denominator shall be the Commencement Date Index of the option term. The result of this calculation shall be the Adjusted Fixed Minimum Annual Rent for the year following the Adjustment Date.

        In the event that the Index herein referred to ceases to be published during the term of this Lease, or if a substantial change is made in the method of establishing such Index, then the determination of the adjustment in the Fixed Minimum Annual Rent shall be made with the use of such conversion factor, formula or table as may be published by the Bureau of Labor Statistics, or if none is available, the parties shall accept comparable statistics on the cost of living in the United States, as shall then be computed and published by an agency of the United States, or if none, by a respected financial periodical selected by Landlord.

        In the event that Tenant elects to exercise its option(s) (if any) to extend this Lease, the cost of living increase in the Fixed Minimum Annual Rent for the option period(s) shall be computed and applied according to the same procedure described hereinabove for the initial term of the Lease, except that the Fixed Minimum Annual Rent shall be the amount established in accordance with the terms of any option provisions (if any) attached to this Lease.

SECTION 2.03  Sales or Use Tax or Excise Tax.

        Tenant shall also pay, as additional rent, all sales or use or excise tax imposed, levied or assessed against the rent or any other charge or payment required herein by any governmental authority having jurisdiction thereover, even though the taxing statute or ordinance may purport to impose such sales tax against the Landlord. The payment of sales tax shall be made by Tenant on a monthly basis, concurrently with payment of the Fixed Minimum Annual Rent.





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SECTION 2.04  Control of Common Areas by Landlord.

        All areas within the exterior boundaries of VIA MIZNER FINANCIAL PLAZA which are now or hereafter held for lease or occupation by the Landlord, or used by other persons entitled to occupy floor space in VIA MIZNER FINANCIAL PLAZA, including, without limitation, all automobile parking areas, driveways, entrance and exits thereto, and other facilities furnished by Landlord in or near VIA MIZNER FINANCIAL PLAZA, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers, ("Common Areas"), shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, but not the obligation, to construct, maintain and operate lighting facilities on all said areas and improvements, to police the same, from time to time to change the area, level, location and arrangement of parking areas and other facilities herein above referred to; to assign parking spaces to the Tenants; to allocate (in Landlord's sole and absolute discretion) covered and uncovered parking to the Tenant; to reserve parking spaces for the exclusive use of a specific tenant; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to require tenants, their officers, agents and employees to provide vehicle license numbers and to use parking decals or other reasonable parking identification procedures, and to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating, or in lieu thereof, to apply the net proceeds from such charges, as follows: (i) the cost of maintaining and operating the parking facilities; and (ii) the payment of the cost for constructing the parking facilities and amortization thereof; and (iii) any remaining receipts shall be received as operating profit of the Landlord in consideration for providing the parking facilities and operation thereof.

        Landlord shall have the right to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein, to close temporarily all or any portion of the parking areas or facilities, to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord shall keep said Common Areas clean and in good repair and available for the purposes for which they are intended. Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas and facilities.

SECTION 2.05  License.

        All Common Areas and facilities not within the Leased Premises, which Tenant may be permitted to use and occupy, are hereby authorized to be used and occupied under a revocable license, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction. Tenant shall have reasonable ingress and egress to the Leased premises.



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



SECTION 2.06  Tenant to Bear Pro Rata Share of VIA MIZNER
              FINANCIAL PLAZA Operating Costs.

         (a) In each Lease Year or partial Lease Year, as defined herein, Tenant will pay to Landlord, in addition to the rental specified in Article II hereof, as further additional rent, a proportion of: (i) the Building Operating Costs, as hereinafter defined; (ii) VIA MIZNER FINANCIAL PLAZA's Operating Costs, as hereinafter defined; and (iii) Via Mizner Master Facilities Operating Costs, as hereinafter defined. Each of the proportionate cost components described above shall be calculated by multiplying the total of each cost component by a fraction, the numerator of which shall be the aggregate number of square feet contained in the Leased Premises and the denominator of which shall be the aggregate number of square feet of constructed building space in VIA MIZNER FINANCIAL PLAZA, as the same may exist from time to time and as calculated in accordance with the provisions of Exhibit "J". Such payments shall be made as provided under Section (u) of the Lease Summary and, thereafter, shall continue as provided under Section 2.06(e).

               "Lease Year" as used herein shall mean consecutive twelve-month periods commencing on each January 1st during the term of this Lease. In the event that the term of this Lease commences on a date other than January 1st, or expires on a date other than December 31st, the first and last years shall be partial lease years and in such case the first partial lease year shall commence on the date of the commencement of the term of this Lease and expire on December 31st next following and the last partial lease year shall commence on the last January 1st occurring during the term of this Lease and shall expire on the expiration date of this Lease.

        (b) "Building Operating Costs" as used herein means the total cost and expense incurred in operating, maintaining and repairing the building identified in Section (b) of the Lease Summary (hereinafter referred to as the "Building"), together with improvements and common facilities, actually used or available for use by Tenant and employees, agents, servants, customers and other invitees of Tenant, excluding only items of expense commonly known and designated as debt service. The Building Operating Costs shall specifically include, without limitation the cost and expense incurred in operating, maintaining, repairing and providing (i) property management, the annual cost of which shall not exceed five percent (5%) of the net operating income (ii) gardening, landscaping and irrigation, (iii) line painting and other parking facilities serving exclusively the Building, (iv) all utility facilities and utility expenses and charges serving exclusively the Building, (v) all common areas and common facilities, serving exclusively the Building, (vi) sanitary control, removal of trash, rubbish, garbage and other refuse from the common areas but not from any Leased Premises, (vii) depreciation on machinery and equipment owned by Landlord or the rental charges for such machinery and equipment, and the cost of personnel to implement such services, (viii) personnel to direct parking and to police the common facilities, including watchmen and security personnel, including payroll and applicable payroll taxes, worker's compensation insurance and fringe benefits, (ix) Landlord's insurance premiums on or in respect of the Building, including, but not limited to public liability, property damage all risk perils, rent and flood insurance, if carried by Landlord, (x) all ad valorem and real estate taxes and special assessments for public betterments or improvements levied or assessed by any lawful authority against the land, buildings and all other improvements and betterments which are now or which hereafter become a part of the Building, and (xi) personnel to maintain, repair and operate the Building and Common Facilities. "Common Facilities" means all areas, space, parking facilities, equipment and special services used to operate exclusively the Building or provided by Landlord for the common or joint use and benefit of the occupants of the Building, their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, washrooms, and signs, wherever located, identifying the Building, or providing instruction signage thereto.

         The following items are expressly excluded from Building operating
Costs: (1) any capital expenditure, (2) costs for maintaining the roof and load bearing walls, (3) executive salaries excepting that of the Property Manager,
(4) (4) consulting fees relating to capital expenditures, (5) market study fees,
(6) lease commissions and advertising costs, (7) initial landscaping costs, (8) structural repairs and replacements, (9) any penalty or late charge incurred by the Landlord as a result of the failure of the payment of taxes on its due date,
(10) any fee or interest charge resulting from the Landlord's refinancing of the property, (11) money the Landlord must pay if Landlord defaults under a lease or other agreement, (12) any legal fees to resolve disputes involving the Landlord and any particular tenant, (13) any excessive amount the Landlord pays a contractor or vendor, (14) costs incurred by the Landlord as a result of any new construction in any subsequent phase of VIA MIZNER FINANCIAL PLAZA, (15) any ground rents as they result to ground leases.

         (c) "VIA MIZNER FINANCIAL PLAZA operating Costs" as used herein means the total cost and expense incurred in operating, maintaining, and repairing VIA MIZNER FINANCIAL PLAZA's buildings and improvements and common facilities, hereinafter defined, actually used or available for use by Tenant and employees, agents, servants, customers and other invitees of Tenant, excluding only items of expense commonly known and designated as debt service. The VIA MIZNER FINANCIAL PLAZA operating Costs shall specifically include, without limitation the cost and expense incurred in operating, maintaining, repairing and providing
(i) property management, (ii) gardening, landscaping and irrigation, (iii) all parking facilities, (iv) all utility facilities (including but not limited to sewer lines and installations, water lines and installation, electrical lines and facilities, and storm drainage facilities), and utility expenses and charges for utility services, (v) sanitary control, removal of trash, rubbish, garbage and other refuse from the common areas but not from any Leased Premises, (vi) depreciation on machinery and equipment owned by Landlord or the rental charges for such machinery and equipment, and the cost of personnel to implement such services, (vii) the cost of personnel to direct parking and to police the common facilities, including watchmen and security personnel, including payroll and applicable payroll taxes, worker's compensation insurance and fringe benefits,
(viii) Landlord's insurance premiums on or in respect of VIA MIZNER FINANCIAL PLAZA, including, but not limited to public liability, property damage all risk perils, rent and flood insurance, if carried by Landlord, (ix) all ad valorem and real estate taxes and special assessments for public betterments or improvements levied or assessed by any lawful authority against the land, buildings and all other improvements and betterments which are now or which hereafter become a part of VIA MIZNER FINANCIAL PLAZA, (x) all common areas and common facilities, and (xi) personnel to maintain, repair and operate VIA MIZNER FINANCIAL PLAZA including all of its Common Facilities. "Common Facilities" means all areas, space, parking facilities, equipment and special services used to operate VIA MIZNER FINANCIAL PLAZA, or to provide services to each building within VIA MIZNER FINANCIAL PLAZA, or provided by Landlord for the common or joint



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



use and benefit of the occupants of VIA MIZNER FINANCIAL PLAZA, their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, washrooms, private roads, utility services and installations, and storm drainage installations and facilities, and signs (wherever located) identifying VIA MIZNER FINANCIAL PLAZA, or providing instruction signage thereto. If Landlord exercises its right to invoke a paid parking program, then all costs of operating the parking facilities included within the parking program (to the extent paid for from receipts collected from the parking program) shall be excluded from the VIA MIZNER FINANCIAL PLAZA Operating Costs.

         (d) "Via Mizner Master Facilities Operating Costs" as used herein means the total cost and expense in operating, repairing and maintaining the master improvements and common facilities actually used or made available for use by the tenants and employees, agents, servants, customers and other invitees of Tenant excluding only items of expense commonly known and designated as debt service. Via Mizner Master Facilities Operating Costs shall specifically include, without limitation the cost and expense incurred in operating, maintaining, repairing and providing (i) property management, (ii) gardening, landscaping and irrigation, (iii) all parking facilities, (iv) all on-site and off-site utility facilities (including but not limited to sewer lines and installations, water lines and installation, electrical lines and facilities, and storm drainage systems, facilities and retention lakes and areas), and utility expenses and charges for utility services, (v) sanitary control, removal of trash, rubbish, garbage and other refuse from the common areas but not from any Leased Premises, (vi) depreciation on machinery and equipment owned by Landlord or the rental charges for such machinery and equipment, and the cost of personnel to implement such services, (vii) the cost of personnel to direct parking and to police the common facilities, including watchmen and security personnel, including payroll and applicable payroll taxes, worker's compensation insurance and fringe benefits, (viii) Landlord's insurance premiums on or in respect of the Master Facilities, including, but not limited to public liability, property damage all risk perils, rent and flood insurance, if carried by Landlord, (ix) all ad valorem and real estate taxes and special assessments for public betterments or improvements levied or assessed by any lawful authority against the Master Facilities which now or hereafter service or become a part of VIA MIZNER FINANCIAL PLAZA, and (x) personnel to maintain, repair and operate the Master Facilities. "Master Facilities" means all on-site or off-site areas, space, parking facilities, equipment and special services used to operate VIA MIZNER FINANCIAL PLAZA, or to provide services to each building within VIA MIZNER FINANCIAL PLAZA, or provided by Landlord for the common or joint use and benefit of the occupants of VIA MIZNER FINANCIAL PLAZA, their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, washrooms, private roads, utility services and installations, and storm drainage installations and facilities, and signs (wherever located) identifying VIA MIZNER FINANCIAL PLAZA, or providing instruction signage thereto.

         (e) Landlord shall estimate (i) the Building Operating Costs, and (ii) the VIA MIZNER FINANCIAL PLAZA Operating Costs, and (iii) the Via Mizner Master Facilities Operating Costs, referred to in this Section 2.06 and Tenant shall pay onetwelfth (1/12) of the collective sum thereof (as provided for in


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



subparagraph (a) above) monthly in advance, together with the payment of fixed minimum rent. After the end of each Lease Year, Landlord shall furnish Tenant a statement of the actual Building Operating Costs, VIA MIZNER FINANCIAL PLAZA Operating Costs, and the Via Mizner Master Facilities Operating Costs, and there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's annual share of the collective operating costs for such period, or, at Landlord's option, any overpayment by Tenant shall be credited on account of the next succeeding payment by Tenant of such collective operating costs.

SECTION 2.07  Additional Rent.

        In order to give Landlord a lien of equal priority with Landlord's lien for rent, and for no other purpose, any and all sums of money or charges required to be paid by Tenant under this Lease, whether or not the same be so designated, shall be considered "Additional Rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

                                  ARTICLE III

                         Construction of Leased Premises

SECTION 3.01  Landlord's Work.

        Landlord agrees that it has constructed (subject to the conditions and limitations set forth in the Individual Development Approval DDRI IDA NO. CRP 88-4 issued pursuant to the Boca Raton Community Redevelopment Area Downtown Development of Regional Impact Development Order), at its own expense the office building, in accordance with the provision of Exhibit "C" attached hereto and made a part hereof.

SECTION 3.02  Tenant's Work.

        Tenant agrees, at its own cost and expense, to perform all other work, more particularly described in Exhibit "D" annexed hereto, and on the outline plans and specifications to be provided by Landlord, which is necessary to make the Leased Premises conform with Tenant's plans to be approved by Landlord. All tenant improvements and any other work performed by Tenant within the Leased Premises shall be accomplished and completed in accordance with the Rules and Regulations for Tenant Construction Work set forth in Exhibit "I" attached hereto and made a part hereof. Within sixty (60) days after the execution of this Lease, Tenant shall furnish Landlord, in advance of Tenant's commencement of work, for Landlord's written approval, plans and specifications showing a layout, fixturing plans, interior finish, and any work or equipment to be done or installed by Tenant affecting any structural, mechanical or electrical part of the Leased Premises or the building containing same. Landlord agrees it will not unreasonably withhold such approval, it being the purpose of this requirement that Tenant's Leased premises be fixtured and laid out so as not to be a detriment to the other tenants in VIA MIZNER FINANCIAL PLAZA and that Tenant's work shall not be detrimental to Landlord's Building.

SECTION 3.03  Acceptance by Tenant.

        (a) If Landlord's work has been completed at the time this Lease is executed, Tenant certifies that it has inspected the Leased Premises and accepts same in its existing condition; in such event no repair work, alterations or remodeling of the Leased premises shall be required to be done by Landlord as a condition of this Lease or otherwise.

        (b) If Landlord's work is not completed when this Lease is executed, Tenant agrees that acceptance by Tenant of possession of the Leased Premises for the purpose of construction of Tenant improvements or the issuance of a Certificate of Occupancy for the Landlord's work will be deemed as an acceptance of the Leased premises in its then existing condition.

SECTION 3.04  Changes and Additions to Building.

        Landlord hereby reserves the right at any time to perform maintenance operations and to make repairs, alterations, or additions, and to build additional stories on the Building in which the premises are contained and to build adjoining or annexed to any existing building. Landlord also reserves the right to construct other buildings or improvements, including, but not limited to, structures for motor vehicle parking and the enclosing and air conditioning of improvements and common facilities in VIA MIZNER FINANCIAL PLAZA from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining or annexed to any existing building. Landlord hereby reserves for Landlord's exclusive use (i) all air space above or surrounding the Leased Premises, (ii) view rights and window vistas above or surrounding the Leased premises, and
(iii) landscaping and excavation of the improvements and common facilities in VIA MIZNER FINANCIAL PLAZA. Tenant agrees to cooperate with Landlord permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction. Temporary or partial obstruction of access to the Leased Premises or improvements and common facilities of VIA MIZNER FINANCIAL PLAZA caused by such construction shall not be a default of Landlord, provided that there shall always be reasonable access.

SECTION 3.05 Right to Relocate.

        The purpose of the site plan attached hereto as Exhibit "A" is to show the approximate location of the various buildings, automobile parking areas, and other Common Areas as shown on said site plan. Landlord reserves the right at any time to add to or reduce or to relocate the various buildings, automobile parking areas, and other Common Areas as shown on said site plan.

                                   ARTICLE IV

                         Conduct of Business by Tenant

SECTION 4.01  Use of Premises.

        Tenant shall use the Leased Premises solely for the purpose of conducting business as provided in Section (q) of the Lease Summary and for no other purpose.

SECTION 4.02  Occupancy of Premises.

        Tenant shall occupy the Leased Premises without delay upon commencement of the term of this Lease, except as provided for in Section 1.05 hereinbefore. Tenant will not use or permit or suffer the use of the Leased Premises for any business or purpose other than that stated above, and further agrees to conduct any business in the premises under the name or trade name as set forth in Section (f) or (g) of the Lease Summary and under no other name or trade name except such as may be first approved by Landlord in writing which the Landlord will not unreasonably withhold. The terms, conditions and rental conditions of this Lease have been negotiated by the Landlord in reliance upon the specific permitted use of the Tenant and the terms of this Lease would be reconsidered by Landlord if another use of the Leased Premises were contemplated by the Tenant.

         Notwithstanding the foregoing, in the event Tenant fails to continuously conduct in the Leased Premises the business stated above and if Tenant's failure to continuously conduct business arises as a result of the relocation of its business to a location which is less than fifty (50) miles from the Leased Premises, Landlord may, at Landlord's option, declare this Lease to be in default.

SECTION 4.03  Use in Compliance With Regulations.

         Tenant shall not at any time use or occupy the Leased Premises or the Building, or suffer or permit anyone to use or occupy the Leased Premises, or do anything in the Leased Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Leased Premises, which in any manner in the reasonable determination of Landlord (a) violates the Certificate of Occupancy for the Leased Premises or for the Building, (b) causes or is liable to cause injury to the Leased Premises or the Building or any equipment, facilities or systems therein, (c) constitutes a violation of the laws and requirements of any public authorities, including but not limited to any and all zoning and land use regulations, or the requirements of insurance bodies, (d) impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building, (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, common facilities or systems, (f) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building or VIA MIZNER FINANCIAL PLAZA, (g) constitutes a nuisance, public or private, or violates any environmental law, ordinance or regulation, or (h) discharges objectionable fumes, vapors or odors into the Building vents or otherwise in such a manner as to offend or inconvenience the other tenants or occupants of the Building. Landlord makes no representations or warranties whatsoever as to whether the Tenant's intended or actual use of the Leased Premises will constitute a violation of any laws or requirements of any public authorities, including but not limited to any and all zoning and land use regulations.

                                    ARTICLE V

                                Security Deposit

         Landlord and Tenant agree that the Tenant is not required to provide Landlord with a security deposit.

                                   ARTICLE VI

                               Tenant Improvements

SECTION 6.01  Installation by Tenant.

        (a) All Tenant improvements and fixtures installed by Tenant shall be new. Tenant shall not make or cause to be made any alterations, additions or improvements other than decorating items or install or cause to be installed any exterior signs, exterior lighting, plumbing fixtures, shades or awnings or make any changes to the exterior of VIA MIZNER FINANCIAL PLAZA without first obtaining Landlord's written approval and consent. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought, and simultaneously demonstrate to Landlord that the proposed alterations comply with local zoning and building codes. Tenant shall pay to Landlord the reasonable costs of Landlord's architect and engineers to review such plans on behalf of the Landlord. Tenant shall not commence work on any Tenant improvements until Tenant has received from Landlord, Landlord's written approval of Tenant's plans and specifications and Tenant shall have filed in the Public Records of Palm Beach County, Florida a Notice of Commencement executed by the Tenant in compliance with Florida Statutes 713.

        (b) All construction work done by Tenant within the Leased premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress (if any) and with the transaction of business in VIA MIZNER FINANCIAL PLAZA. Without limitation on the generality of the foregoing, except for the initial construction of Tenant improvements in a newly constructed Building, Landlord shall have the right to require that such work be performed during hours when VIA MIZNER FINANCIAL PLAZA is not open for business, and in accordance with other rules and regulations which Landlord may, from time to time prescribe. Tenant agrees to indemnify Landlord against and hold Landlord harmless from any loss, liability or damage, resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any such loss, liability or damage. Tenant shall be liable to Landlord for any damages resulting from labor disputes, strikes or demonstrations resulting from Tenant's construction or alteration work with the employment of non-union workers.

SECTION 6.02 Responsibility of Tenant.

        All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord on the Tenant's behalf by agreement under this Lease, shall remain the property of the Tenant for the term of this Lease, or any extension or renewal thereof. Such alterations, decorations, additions and improvements shall not be removed from the premises without prior consent in writing from the Landlord. Upon expiration of this Lease, or any renewal term thereof, the Landlord shall have the option of requiring the Tenant to remove all such alterations, decorations, additions and improvements and restore the Leased Premises as provided in Section 7.02 hereof. If the Tenant fails to remove such alterations, decorations, additions and improvements and restore the Leased premises, then such alterations, decorations, additions and improvements shall become the property of the Landlord and in such event, should Landlord so elect, Landlord may restore the premises to its original condition for which cost, with allowance for ordinary wear and tear, Tenant shall be responsible and shall pay promptly upon demand.

SECTION 6.03  Tenant Shall Discharge All Liens.

        Nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with the Mechanic's Lien Law of the State of Florida as set forth in Florida Statutes Section 713. Prior to any contractor engaged by Tenant to undertake improvements to the Leased Premises, Tenant shall notify the contractor making any such improvements of the provisions of this paragraph and such notification shall be in writing to the contractor (with a copy to the Landlord) and such notice shall contain at a minimum a verbatim recitation of the first two sentences of this Section 6.03. In the event that a mechanic's claim of lien is filed against the property in connection with any work performed by or on behalf of the Tenant, the Tenant shall satisfy such claim, or shall transfer same to security, within ten (10) days from the date of notice to tenant. In the event that the Tenant fails to satisfy or transfer such claim within said ten (10) day period, the Landlord may do so and thereafter charge the Tenant, as additional rent, all costs incurred by the Landlord in connection with satisfaction or transfer of such claim, including attorneys' fees. Further, the Tenant agrees to indemnify, defend and save the Landlord harmless from and against any damage or loss incurred by the Landlord as a result of any such mechanics' claim of lien. If so requested by the Landlord, the Tenant shall execute a short form or memorandum of this Lease in the form set forth as Exhibit "L" attached hereto, which may, in the Landlord's discretion be recorded in the Public Records for the purpose of protecting the Landlord's estate from mechanics' claims of lien, as provided in Florida Statutes Section 713.10. In the event such short form or memorandum of lease is executed, the Tenant shall simultaneously execute and deliver to the Landlord an instrument terminating the Tenant's interest in the real property upon which the Leased Premises are located, which instrument may be recorded by the Landlord at the expiration of the term of this Lease, or such earlier termination hereof. Landlord has the right to record the memorandum without execution by Tenant in the event Tenant fails to execute the memorandum within seven (7) days of request. The security deposit paid by the Tenant may be used by the Landlord for the satisfaction or transfer of any mechanics' claim of lien, as provided in this Section. This Section shall survive the termination of the Lease.

SECTION 6.04  Signs, Awnings and Canopies.

        (a) Tenant will not place or permit to be placed or maintained on any exterior door, wall or window of the Leased Premises of VIA MIZNER FINANCIAL PLAZA any sign, awnings or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door, nor will any illuminated sign be placed in the window display area of the Leased Premises without first obtaining Landlord's written approval and consent which may be arbitrarily withheld.

        (b) Tenant shall promptly erect a sign in accordance with the specifications as outlined in Exhibit "E", within the area designated by the Landlord. Tenant further agrees that such signs, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved shall be maintained in good condition and repair at all times and shall conform to the criteria established from time to time by Landlord for the VIA MIZNER FINANCIAL PLAZA in the exercise of its sole discretion.

        (c) Notwithstanding the provisions of subparagraphs (a) and (b) above, the Tenant acknowledges that prior to the installation of any sign or other informational material which may be approved by the Landlord, the Tenant shall obtain all governmental approvals for the installation of such sign or informational material from all governmental entities having jurisdiction over the Leased Premises, including but not limited to, the city of Boca Raton. The approval of the Landlord of any sign or informational material submitted by the Tenant shall not be deemed an approval by any governmental entity and the Tenant shall employ or engage professionals selected by the Tenant to obtain any and all governmental approvals required prior to the installation of such sign or informational material. Tenant acknowledges and agrees that all signs and informational material must comply with the ordinances and codes of the city of Boca Raton and any other governmental entities having jurisdiction over such installation.

SECTION 6.05  Bonds.

        Landlord shall have the right to require the Tenant to furnish a performance bond or other security, in form satisfactory to Landlord, for the prompt and faithful performance by Tenant of all work of Tenant where the project cost will exceed Fifty Thousand Dollars ($50,000.00).

                                   ARTICLE VII

                Repairs and Maintenance of Leased Premises

SECTION 7.01  Responsibility of Landlord.

        (a) Landlord agrees to repair and maintain in good order and condition the roof, roof drains, outside walls, foundations and structural portions, both interior and exterior, of the Leased Premises. There is excepted from the preceding covenant, however, (i) repair or replacement of broken plate or window glass (except in case of damage by fire or other casualty covered by Landlord's fire and extended coverage policy); (ii) doors, door closure devices, window and door frames, moldings, locks and hardware; (iii) repair of damage caused directly or indirectly by the negligence of the Tenant, its employees, agents, contractors, customers, invitees; and (iv) interior repainting and redecoration. In no event, however, shall Landlord be liable for damages or injuries arising from the failure to make said repairs, nor shall Landlord be liable for damages or injuries arising from the failure to make said repairs, nor shall Landlord be liable for damages or injuries arising from defective workmanship or materials in making any such repairs. Tenant waives the provision of any law, now or hereafter in effect or any right under common law, permitting Tenant to make repairs at Landlord's expense. As to any item which Tenant believes requires repair and maintenance and which is the responsibility of the Landlord herein, Tenant shall provide Landlord with written notice of such maintenance and repair items.

        (b) Except as hereinabove provided in Subparagraph (a), Landlord shall not be obligated or required to make any other repairs, and all other portions of the Leased Premises shall be kept in good repair and condition by Tenant, and at the end of the term of this Lease, Tenant shall deliver the Leased Premises to Landlord in good repair and condition, reasonable wear and tear and damage from fire and other casualty excepted.

        (c) Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by or growing out any breakage, leakage, getting out of order or defective condition of the electric wiring, air conditioning or heating pipes or ducts and equipment, closets, plumbing, appliances, sprinklers, other equipment, or other facilities serving the Leased premises excepting in any case arising out of the negligence of the Landlord or Landlord's agents or servants. Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by, or growing out of any defect in VIA MIZNER FINANCIAL PLAZA or any part thereof, or in any building attached or adjacent thereto or a part thereof, or in said Leased premises or a part thereof, or caused by, or growing out of fire, rain, wind or other cause excepting in any case arising out of the negligence of the Landlord or Landlord's agents or servants.

SECTION 7.02  Responsibilities of Tenant.

        (a) Without limiting the generality of the foregoing Subparagraph 7.01(a), Tenant agrees to repair and maintain in good order and condition the non-structural interior portions of the Leased Premises, including the doors, windows, plate and window glass, and floor covering, plumbing, heating, air conditioning, electrical and sewage system, facilities and appliances. In those instances where Tenant repair or maintenance is required as a result of the Landlord's negligence or the negligence of Landlord's employees, then Landlord shall reimburse Tenant for such repairs or maintenance. Tenant agrees with respect to the heating and air conditioning system to comply with the terms of the "Heating and Air Conditioning Maintenance Provision" which is attached hereto as Exhibit "F" and made a part of the Lease by reference.

        (b) Tenant will not install any equipment which exceeds the capacity of the utility lines leading into the Leased premises or the Building of which the Leased Premises constitute a portion.

        (c) Tenant, its employees, or agents, shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone or ironwork without Landlord's prior approval and written consent.

        (d) Tenant shall comply with the requirements of all laws, orders, ordinances and regulations of all governmental authorities and will not permit any waste of property or same to be done and will take good care of the Leased Premises at all times.

        (e) If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property, or to Tenant's business by reason thereof and upon completion thereof, Tenant shall pay Landlord's cost for making such repairs, plus twenty percent (20%) of such cost for overhead, upon presentation of the bill therefor, as additional rent. Said bill shall include interest at the rate of fifteen percent (15%) per annum on said cost from the date of completion of repairs by Landlord until paid by Tenant. In the event the Landlord shall undertake any maintenance or repair in the course of which it shall be determined that such maintenance or repair work was made necessary by the negligence or willful act of Tenant or any of its employees or agents or that the maintenance or repair is, under the terms of this Lease, the responsibility of Tenant, Tenant shall pay Landlord's costs therefor plus overhead and interest as above provided in this Section.

        (f) At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and damage by unavoidable casualty excepted, and shall surrender all keys for the Leased Premises to Landlord. Tenant shall remove all its trade fixtures, leased equipment and any alterations or improvements which Landlord requests to be removed (excluding those improvements which Landlord has approved) before surrendering the premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of the Lease.

        (g) Tenant shall at its own expense perform all janitorial and cleaning services within the Leased Premises in order to keep same in a neat, clean and orderly condition.

        (h) Tenant shall give Landlord prompt written notice (and telephonic notice in the case of an emergency) of any fire or damage occurring on or to the Leased Premises.

        (i) Tenant shall maintain and clean the Leased premises, including daily trash removal, window cleaning, bathroom cleaning and other maintenance and cleaning requirements as adopted from time to time by Landlord in accordance with the Maintenance and Cleaning Standards For Tenants attached hereto and made a part hereof as Exhibit "G".

                                  ARTICLE VIII

                             Insurance and Indemnity

SECTION 8.01  Liability Insurance.

        Tenant shall, during the entire term hereof, keep in full force and effect bodily injury and property damage comprehensive public liability insurance with respect to the Leased premises for the combined single coverage of not less than $2,000,000.00 (hereinafter referred to as "Minimum Amount of Coverage"). The foregoing Minimum Amount of Coverage shall be subject to adjustment upward, but not downward, to reflect increases in the cost of living. Landlord shall review the Minimum Amount of Coverage on each successive 5th anniversary of the Commencement Date of this Lease (including any renewal term, if any). The adjusted Minimum Amount of Coverage shall be determined by the following formula which incorporates terms defined in Article II of this Lease:

                                                    C
        New Minimum Amount = Minimum Amount of x = ---
        of Coverage          Coverage               D

        C is the Index for two (2) months preceding the month in which the Adjustment Date occurs.

        D is the Commencement Date Index set forth in Section (r) (2) of the Lease Summary.

        (b) In addition to the insurance provided for in subparagraph (a) above, Tenant shall provide and maintain at Tenant's expense: (i) Workmen's Compensation Insurance for the benefit of all employees entering upon the office building as a result of or in connection with their employment by Tenant; (ii) all other insurance required of Tenant, as an employer, pursuant to any jurisdiction; and (iii) fire casualty and extended coverage insurance on Tenant's fixtures, improvements and finishings, which policies of insurance shall be in such amounts, in such forms and issued by such companies as are approved by Landlord and shall name Landlord and Tenant as their interests may appear.

         At all times during construction upon the Leased Premises, including initial construction of the Leased Premises prior to the Lease Commencement Date of this Lease and during any alteration of the Leased Premises, Tenant shall obtain builder's risk insurance with such limits as Landlord shall from time to time require, and any such policy of insurance shall name as the insured thereunder Landlord and Tenant as their interests may appear.

        (c) All policies obtained and maintained by Tenant under the terms of this Lease shall name Landlord, any person, firms or corporations designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord fifteen (15) days prior written notice. The insurance shall be written by a company approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the commencement of the term of this Lease, or such earlier date as may be required under the provisions of this Lease. Nothing herein shall be considered to limit the liability of the Tenant under this Lease.

SECTION 8.02  Plate Glass Insurance.

        The replacement of any plate glass or window glass damaged or broken from any cause whatsoever in and about the Leased Premises shall be Tenant's responsibility. Tenant shall, during the entire term hereof, keep in full force and effect a policy of plate glass insurance covering all the plate glass or window glass of the Leased Premises, in amounts satisfactory to Landlord. The policy shall name Landlord and any person, firm or corporation designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord fifteen (15) days prior written notice. The insurance shall be written by a company approved by the Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the commencement of the term of this Lease.

SECTION 8.03  Fire and Extended Coverage Insurance.

        Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect, policies of insurance covering its fixtures and improvements, equipment, and goods located within the Leased Premises, in an amount not less than eighty percent (80%) of their actual cash value, providing protection against any peril including within the standard classification of "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism, and malicious mischief. The proceeds of such insurance, so long as the Lease remains in effect, shall be used first to repair or replace the fixtures and improvements within the Leased Premises.

SECTION 8.04  Increase in Fire Insurance Premium.

        Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire and extended risk insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said premises or the building of which they are a part, resulting from the type of article being located in the Leased Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Leased Premises, a schedule issued by the organization making the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Leased Premises. Tenant agrees to promptly make, at Tenant's cost, any repairs, alterations, changes and/or improvements to equipment in the Leased Premises required by the company issuing Landlord's fire insurance so as to avoid the cancellation of, or the increase in premiums on, said insurance.

        In the event Tenant's occupation and use of the Leased Premises causes any increase of premium for the fire, boiler and/or casualty rates on the Leased Premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the premises, the Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. The Tenant also shall pay in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire or other casualty. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be additional rent.

SECTION 8.05  Indemnification of Landlord.

        Neither (i) Landlord, (ii) any superior lessor or any superior mortgagee of the Landlord, nor (iii) any partner, director, officer, agent, servant or employee of Landlord, any superior lessor or any superior mortgagee, shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the sole negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Leased Premises or the buildings, improvements and common facilities of VIA MIZNER FINANCIAL PLAZA, without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither (i) Landlord, (ii) any superior lessor or any superior mortgagee of the Landlord, nor (iii) any partner, director, officer, agent, servant or employee of Landlord, any superior lessor or any superior mortgagee, shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the buildings, improvements and common facilities of VIA MIZNER FINANCIAL PLAZA, or caused by operations in construction of any private, public or quasi-public work, or (b) for consequential damages arising out of any loss of use of the Leased Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

        Tenant shall indemnify and hold harmless Landlord and all superior lessors and superior mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of VIA MIZNER FINANCIAL PLAZA or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the VIA MIZNER FINANCIAL PLAZA during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Leased Premises, (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, offices, agents, employees or contractors, (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in, at or upon the VIA MIZNER

FINANCIAL PLAZA, and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In the event Landlord shall be made a party to any litigation or proceeding commenced by or against Tenant, then Tenant shall protect, indemnify and hold Landlord harmless and Tenant shall pay to Landlord all costs, expenses and reasonable attorneys' fees (for both trial and appellate levels) incurred or paid by Landlord in connection with such litigation or proceeding. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.

SECTION 8.06  Waiver of Subrogation.

        Tenant waives (unless said waiver should invalidate any such insurance) its right to recover damages against Landlord for any reason whatsoever to the extent Tenant recovers indemnity from its insurance carrier. Any insurance policy procured by Tenant which does not name Landlord as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company against the Landlord.

        Landlord waives (unless said waiver should invalidate any such insurance) its right to recover damages against Tenant for any reason whatsoever to the extent Landlord recovers indemnity from its insurance carrier. Any insurance policy procured by Landlord which does not name Tenant as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company against the Tenant.

                                   ARTICLE IX

                                    Utilities

        Tenant shall be solely responsible for and promptly pay all charges for water, gas, electricity, sewer charges or trash removal (if any) or any other utility used or consumed in the Leased Premises. To the extent that Landlord supplies to the Leased Premises or to VIA MIZNER FINANCIAL PLAZA water, gas, electricity, sewer charges, trash removal, or any other utility used or consumed in the Leased Premises or within VIA MIZNER FINANCIAL PLAZA, the cost of such services and utilities shall be included in the VIA MIZNER FINANCIAL PLAZA Operating Costs. In no event shall Landlord be liable for an interruption, failure, or defect in the supply or character of any such utilities furnished to the Leased Premises, improvements or common facilities of VIA MIZNER FINANCIAL PLAZA (including but not limited to water rationing and electrical power brownouts and blackouts), or any act or omission of the public or private utility serving VIA MIZNER FINANCIAL PLAZA or for any other reason not attributable to Landlord. Tenant will at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring, and requirements of the public or private utility supplying electricity to VIA MIZNER FINANCIAL PLAZA. In the event that, in Landlord's judgment, Tenant's electrical requirements necessitate installation of additional risers, feeders or other proper and necessary equipment, the same shall be installed by Landlord at Tenant's sole expense, which shall be chargeable and collectible as additional rent and paid with the next rental payment to Landlord after delivery of an invoice to Tenant by the Landlord. Tenant shall also be required prior to taking possession of the Leased Premises to pay to the Landlord any and all water or sewer connection or meter charges for the Leased premises if the Landlord has been required to pay such charges by any private or governmental authority having jurisdiction thereover. Tenant specifically acknowledges that Landlord is not the supplier of any utility services including but not limited to electrical service, telephone service and water service, and the unavailability of such services to the Leased premises due to blackout, moratorium, rationing or any other reason will not constitute or form the basis of a right by Tenant to abate or adjust any rental payments due hereunder, the Tenant hereby assuming all responsibility and risks for obtaining such services.

                                    ARTICLE X

                          Attornment and Subordination

SECTION 10.01  Attornment.

        In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased premises or in the event a deed is given in lieu of foreclosure of any such mortgage, if requested to do so, Tenant shall attorn to the purchaser or grantee in lieu of foreclosure upon any such foreclosure or sale and recognize such purchaser or grantee in lieu of foreclosure as the Landlord under this Lease.

SECTION 10.02  Subordination.

        Tenant agrees that this Lease and the interest of Tenant therein shall be, and the same hereby is made subject and subordinated at all times to all covenants, restrictions, easements and other encumbrances now or hereafter affecting the fee title of VIA MIZNER FINANCIAL PLAZA and to all ground and underlying leases and to any mortgage in any amounts and all advances made and to be made thereon, which may now or hereafter be placed against or affect any or all of the land and/or any or all of the buildings and improvements, including the Leased Premises, now or at any time hereafter constituting a part of VIA MIZNER FINANCIAL PLAZA and/or any ground or underlying leases covering same, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. The term "Mortgages" as used herein shall be deemed to include trust indentures and deeds of trust. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by any such ground or underlying lessors or mortgagees. Should the Landlord or any ground or underlying lessors or mortgagees desire confirmation of such subordination, then Tenant, within ten
(10) days following written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying lessors or mortgagees) subordinating this Lease and the Tenant's rights hereunder. However, should any such ground or underlying lessors or any mortgagees request that this Lease be made superior, rather than subordinate, to any such ground or underlying lease and/or mortgage, then Tenant, within ten (10) days following Landlord's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying lessors or mortgagees) effectuating such priority.

SECTION 10.03  Non-Disturbance.

        Notwithstanding anything contained herein to the contrary, the foregoing shall be expressly conditioned upon Tenant's receipt of a binding Non-Disturbance Agreement from all parties holding or otherwise acquiring, now or in the future, any right, title, interest in or to the Leased Premises or this Lease by virtue of any mortgage or deed of trust superior to that of the Tenant in a form and content as set forth in Exhibit M attached hereto and made a part hereof.

                                   ARTICLE XI

                            Assignment and Subletting

SECTION 11.01  Consent Required.

        Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, without the prior written consent of Landlord, (a) assign or otherwise transfer this Lease or the term and estate hereby granted, or offer or advertise to do so, (b) sublet the Leased Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Leased Premises or any part thereof in any manner whatsoever, or (d) permit the Leased Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant without in each instance obtaining the prior written consent of Landlord; provided, however, (i) Tenant shall have the right to assign or sublet the Leased Premises in whole or in part provided that the assignee or subtenant shall be acceptable to the Landlord and such assignee or subtenant shall be as credit worthy as other occupants of VIA MIZNER FINANCIAL PLAZA and shall conduct a business consistent with and meet the standards imposed on other occupants of VIA MIZNER FINANCIAL PLAZA and further the occupancy by such assignee or subtenant shall not result in a breach of or violation of any term of any lease between the Landlord and any other occupant of VIA MIZNER FINANCIAL PLAZA; or (ii) Tenant shall have the right (with 60 days prior written notice to the Landlord) to assign or sublet the Leased Premises to a related entity owned by the parent entity of the Tenant which parent entity shall have not less than a twenty percent (20%) ownership interest in the related entity to which the Tenant assigns or sublets and such assignee or subtenant shall conduct a business consistent with the Tenant and meet the standards imposed on other occupants of VIA MIZNER FINANCIAL PLAZA and further the occupancy by the assignee or subtenant shall not result in a breach of or violation of any term of any lease between the Landlord and any other occupant of VIA MIZNER FINANCIAL PLAZA.

        Any assignment made pursuant to subparagraph 11.01(i) above shall be subject to the following provisions: It is further agreed between the Landlord and Tenant that the Landlord shall be entitled to receive any increase in the rent or other considerations paid by an assignee or subtenant in excess of the rental obligations of the Tenant to the Landlord as set forth in this Lease. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. It is understood that Landlord may refuse to grant consent to any assignment or subletting by Tenant with or without cause and without stating in its refusal to grant such consent the basis or reasons for which it refuses to grant such consent (whether arbitrarily or otherwise) and may not, under any circumstances, be required or compelled to grant such consent. If this Lease be assigned without consent of Landlord, or if the Leased Premises or any part thereof be underlet or occupied by any party other than Tenant without consent of Landlord, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained, and further provided that Landlord shall have the option of terminating this Lease on written notice to Tenant given within twenty
(20) days after receipt of the request for Landlord's approval or notice to Landlord of such assignment or subletting; provided, however, Tenant may elect to withdraw its request for assignment or subletting and the Lease shall not terminate as provided for hereinbefore. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

        (b) The Tenant shall have the obligation to pay a reasonable administrative fee in connection with such assignment.

SECTION 11.02  Significant Change of Corporate Ownership.

        (a) If Tenant is a corporation, the provisions of Paragraph (a) of
Section 11.01 shall apply to a transfer (by one or more transfers) of eighty percent (80%) interest of the stock of Tenant as if such transfer of eighty percent (80%) of the stock of Tenant were an assignment of this Lease; but said provision shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (iii) Landlord shall have received at least ten (10) days prior to the effective date of any such transaction a duplicate original instrument of assignment in form and substance satisfactory to Landlord, duly executed by Tenant, and (iv) Landlord shall have received at least ten (10) days prior to the effective date of any such transaction an original instrument in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed and observed.

        (b) The Tenant shall have the obligation to pay a reasonable administrative fee in connection with such assignment.

SECTION 11.03  Termination at Landlord's Election.

        Notwithstanding anything to the contrary contained in this Article, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or any portion of the Leased Premises, Tenant shall give notice thereof to Landlord, which notice shall state whether Tenant desires to assign this Lease or sublet all or a portion of the Leased Premises and shall further state the desire commencement and Expiration Date of any subletting or the desired effective date of any assignment, as the case may be (which commencement date or effective date shall in no event be earlier than sixty (60) days following the giving of such notice). If a portion of the Leased Premises is proposed to be sublet, such notice shall be accompanied by a diagram identifying the portion to be so sublet. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Leased Premises), or (ii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Leased Premises). Said option may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after such notice has been given by Tenant to Landlord provided, however, if Landlord elects to terminate, the Tenant shall have the option of withdrawing the proposed assignment or subletting and this Lease shall continue in full force and effect; and during such 60-day period Tenant shall not assign this Lease or sublet such space to any person. If Landlord exercises its option to terminate this Lease, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Minimum Annual Rent and Additional Rent shall be paid and apportioned to such date. If Landlord exercises its option to terminate this Lease with respect to the space covered by Tenant's proposed sublease in any case where Tenant desires to sublet part of the Leased Premises, then (a) this Lease shall end and expire with respect to such part of the Leased premises on the date that the proposed sublease was to commence; (b) from and after such date the Fixed Minimum Annual Rent and Additional Rent shall be adjusted, based upon the proportion that the rentable area of the Leased Premises remaining bears to the total rentable area of the Leased Premises; and (c) Tenant shall pay to Landlord, upon demand, as Additional Rent hereunder the costs incurred by Landlord in physically separating such part of the Leased premises from the balance of the Leased Premises and in complying with any laws and requirements of any public authorities relating to such separation.

SECTION 11.04  Assignment by Tenant.

      Any assignment or transfer, whether made with Landlord's consent or without Landlord's consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section
11.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Minimum Annual Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Minimum Annual Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

SECTION 11.05  Assignment by Landlord.

      In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Leased Premises to a person expressly assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations.

                                   ARTICLE XII

                         Waste, Governmental Regulations

SECTION 12.01  Waste or Nuisance.

        Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in VIA MIZNER FINANCIAL PLAZA, or which may adversely affect Landlord's interest in the Leased Premises or VIA MIZNER FINANCIAL PLAZA. Tenant shall abide by and comply with the Maintenance and Cleaning Standards for Tenants attached hereto and made a part hereof as Exhibit "G" as adopted and amended from time to time by Landlord.

SECTION 12.02  Governmental Regulations.

        Tenant shall, at Tenant's sole cost and expense, comply with all county, municipal, state, federal laws, orders, ordinances and other applicable requirements of all governmental authorities, now in force, or which may hereafter be in force, pertaining to, or affecting the condition, use or occupancy of the Leased Premises, and shall faithfully observe in the use and occupancy of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force. Tenant shall indemnify, defend and save Landlord harmless from all costs, losses, expenses or damages resulting from Tenant's failure to perform its obligations under this Section.

        If the Tenant is required, as a result of the provisions of this paragraph, to undertake improvements to the Leased Premises, then in that event, the Landlord shall pay for such improvements and the Tenant shall pay as additional rent from the date of the completion of such improvements a prorated amount (including interest on the amount paid by the Landlord for such improvements at a rate equal to First Union National Bank of Florida's Prime Rate plus one percent (1%)) determined by amortizing the reasonable life of such improvements in monthly payments, which monthly payments shall be additional rent for the remaining term of this Lease.

        Without limiting the foregoing, Tenant shall, upon Landlord's request, provide the Landlord with a travel mode survey for all employees of Tenant occupying the Leased Premises and a travel mode survey for all employees of any subtenant of Tenant. Such travel mode surveys shall be completed on such forms as may be prescribed by the Landlord. Tenant specifically authorizes Landlord to disclose the results of the Tenant's (and subtenants) travel mode survey to the City of Boca Raton, the Community Redevelopment Agency, and such other governmental authorities as may be necessary or appropriate.

SECTION 12.03  Hazardous or Toxic Materials.

        For purposes of this Section 12.03, "Hazardous or Toxic Materials" shall be defined to include but not be limited to (i) "hazardous substances" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601(14)) and as said Act may be amended from time to time; (ii) "Hazardous Waste" as defined in the Florida Resource Recovery and Management Act (Florida Statutes, Chapter

403) and as said Act may be amended from time to time; (iii) asbestos; (iv) radon; and (v) petroleum products.

        During the term of this Lease or any extended term, Tenant shall not introduce, generate, release, treat, discharge, emit, handle, store, transport or dispose of any Hazardous or Toxic Materials on or about the Leased Premises or the Common Areas. Further, Tenant shall not engage in or permit any activities to be conducted on or about the Leased Premises or in the Common Areas which would constitute a breach or violation of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C., 9601 et. seq.) and as said Act may be amended from time to time or the Florida Resource Recovery and Management Act (Florida Statute, Chapter 403) and as said Act may be amended from time to time (hereinafter collectively "Environmental Laws") during the term of this Lease. To the best of Tenant's knowledge and belief the Leased Premises and the Common Areas have not in the past been used and are not presently being used in violation or contravention of any applicable Federal, State or local laws, ordinances, rules, regulations or requirements, including the Environmental Laws, pertaining to Hazardous or Toxic Material.

        Tenant hereby indemnifies and agrees to defend and save and hold Landlord, its general partners, limited partners, officers, employees, agents, successors, assigns and constituent entities harmless from and against any and all losses, liabilities, obligations, damages (including without limitation all foreseeable and unforeseeable consequential damages to any person or entity, including third parties and including punitive damages, injuries, charges, penalties, interest, expenses, fees (including attorneys' fees and all administrative and judicial hearings, trial and appellate levels), costs (including, without limitation, costs of any settlement), judgments, administrative or judicial proceedings and orders, remedial actions, enforcement actions, claims and demand of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency or body, for, with respect to, related to, arising out of, or as a direct or indirect result of (a) Tenant's violation or breach of this Section 12.03 relative to the Leased Premises; (b) Tenant's breach of any Environmental Laws relative to the Leased Premises or Common Areas or any activities of Tenant conducted thereon; or (c) Tenant's use, introduction, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, cleanup, on, under or about the Leased Premises and the Common Areas or adjacent to the Leased Premises and the Common Areas or to the soil, air or to surface or ground water thereon of any Hazardous or Toxic Materials. All sums paid and costs incurred by Landlord with respect to the foregoing matters shall bear interest at the highest applicable legal rate. This indemnification shall survive the term of this Lease and the Tenant's surrender of the Leased Premises and it shall inure to the benefit of any transferee of title to the Leased Premises or the Common Areas whomsoever.

        If the Tenant receives any notice of or has reason to know of (i) the happening of any material event involving the use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal or cleanup of any Hazardous or Toxic Materials on or about the Leased Premises and the Common Areas or adjacent thereto, or in connection with Tenant's operations thereon, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges or any other environmental, health or safety matter affecting the Tenant or the Leased Premises or the Common Areas from any person, entity or governmental agency or body, then Tenant shall immediately notify Landlord orally and in writing of said notice.

       Any breach of the provisions, representations, covenants or agreements contained in this Section 12.03 shall entitle the Landlord to exercise any and all remedies provided in this Lease or otherwise permitted by law.

                                  ARTICLE XIII

                              Rules and Regulations

Tenant agrees to comply with and abide by the Rules and Regulations of VIA MIZNER FINANCIAL PLAZA attached hereto and made a part hereof as Exhibit "H" as adopted and amended from time to time by Landlord. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, provided such Rules and Regulations are enforced uniformly and in a non-discriminatory manner and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

                                   ARTICLE XIV

                                Advertising, Etc.

SECTION 14.01  Solicitation of Business.

         Tenant and Tenant's employees and agents shall not solicit business in the parking or other Common Areas, nor shall Tenant distribute any handbills or other advertising matter in the Common Areas and specifically on the automobiles parked in the parking areas. Tenant and Tenant's employees and agents shall not display, advertise or disseminate any visual or auditory advertising or business information from a parked or moving vehicle within VIA MIZNER FINANCIAL PLAZA, including but not limited to window and bumper stickers or sun shades or blinds, painting or other implementation of advertising materials affixed to a vehicle and the use of noise producing devises to either draw attention to or communicate advertising or promotional information.

SECTION 14.02  Advertised Name and Address.

         Tenant shall use as its advertised street address the name of VIA MIZNER FINANCIAL PLAZA. Tenant shall not use the name of VIA MIZNER FINANCIAL PLAZA for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises and Tenant shall not acquire any property right in or to any name which contains the name of VIA MIZNER FINANCIAL PLAZA as a part thereof. Any permitted use by Tenant of the name of VIA MIZNER FINANCIAL PLAZA during the term of the Lease shall not permit Tenant to use, and Tenant shall not use, such name of VIA MIZNER FINANCIAL PLAZA either after the termination of this Lease or at any other location. Tenant shall not use the name of the Landlord in any advertisement, or otherwise. Tenant shall use only Tenant's name as set forth in Section (f) of the Lease Summary and Tenant's trade name as set forth in Section (g) of the Lease Summary in its advertising and promotional activities and shall not use any other name in connection with the Leased Premises.

SECTION 14.03  Letters and Marks.

        Tenant agrees to use in its advertising and promotional activities for its business in the Leased Premises such references to the name of VIA MIZNER FINANCIAL PLAZA and such identifying lettering, marks or symbols referred to VIA MIZNER FINANCIAL PLAZA in its address for the Leased Premises and shall subscribe to a listing in the yellow pages of the local telephone directory which shall be printed in bold type.

                                   ARTICLE XV

                         Destruction of Leased Premises

SECTION 15.01  Total or Partial Destruction.

        If VIA MIZNER FINANCIAL PLAZA shall be damaged by fire, the elements, unavoidable accident or other casualty, without the fault of Tenant, but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage, to be repaired, but only to the extent of Landlord's original obligation to construct pursuant to Section 3.01, and the rent and other charges shall not be abated. If by reason of such occurrence, the Leased Premises shall be rendered untenantable only in part, Landlord shall at its own expense cause the damage, except Tenant's improvements, equipment and trade fixtures, to be repaired, but only to the extent of Landlord's original obligation to construct pursuant to Section 3.01, and the fixed minimum rent meanwhile shall not be abated as to the portion of the premises rendered untenantable; provided, however, Landlord shall have the right, to be exercised by notice to Tenant within sixty (60) days after said occurrence, to elect not to repair such damage and to cancel and terminate this Lease effective as of a date stipulated in Landlord's notice, which shall not be earlier than thirty
(30) days nor later than sixty (60) days after the giving of such notice. If the premises shall be rendered wholly untenantable by reason of such occurrence, the Landlord shall at its own expense cause such damage, to be repaired, but only to the extent of the Landlord's original obligation to construct pursuant to
Section 3.01, and the fixed minimum rent meanwhile shall not abate in whole or in part except that Landlord shall have the right, to be exercised by notice to Tenant within sixty (60) days after said occurrence, to elect not to reconstruct the destroyed premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence. If Landlord shall elect to reconstruct, then Landlord shall have a period of nine (9) months from the date Landlord issues its notice to Tenant to build and complete the improvements to the extent of the Landlord's original obligation to construct pursuant to Section 3.01. Tenant specifically acknowledges the obligation to maintain insurance coverage at Tenant's expense to pay the rent costs incurred by Tenant and due Landlord during any period which the Landlord is partially or totally repairing or reconstructing the damage or casualty to VIA MIZNER FINANCIAL PLAZA. Nothing in this Section shall be construed to permit the abatement in whole or in part of the charges for operating costs, common area maintenance, real estate taxes attributable, and other charges set forth in
Article II of this Lease to any period during which the Leased Premises shall be in untenantable condition, nor shall there be any abatement for any other item due Landlord by Tenant pursuant to the terms of this Lease.

SECTION 15.02  Partial Destruction of VIA MIZNER FINANCIAL PLAZA.

           In the event that fifty percent (50%) or more of the rentable area of VIA MIZNER FINANCIAL PLAZA shall be damaged or destroyed by fire or other cause, notwithstanding any other provisions contained herein and that the Leased premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty
(60) days after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Lease Premises and surrender the sane to Landlord.

SECTION 15.03  Reconstruction of Improvements.

           In the event of any reconstruction of the Leased premises under this Section, said reconstruction shall be in substantial conformity with the provisions of Exhibit "C" hereof to the extent of the work as therein set forth as "Landlord's Work". Tenant, at its sole cost and expense, shall be responsible for the repair and restoration of all items set forth as 1'Tenant's Work" in Exhibit "D" and the replacement of its stock in trade fixtures furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment, and merchandise (if any) hereof promptly upon delivery to it of possession of the Leased premises and shall diligently prosecute such installation to completion.

                                   ARTICLE XVI

                                 Eminent Domain

SECTION 16.01  Total Condemnation.

           If the whole of the Leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals and other charges shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

SECTION 16.02  partial Condemnation.

           If any part of the Leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall render the Leased premises unsuitable for the business of the Tenant (taking into account applicable parking requirements), then Landlord and Tenant shall each have the right to terminate this Lease by notice given to the other within sixty (60) days after the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the Tenant, then Landlord shall promptly restore the Leased premises (exclusive of Tenant's improvements, Tenant's equipment and trade fixtures) to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking and the building of which the Leased premises forms a part to the extent necessary to constitute the portion of the building not so taken as a complete architectural unit; provided that Landlord shall not in any event be required to spend for such repair, restoration or alteration work an amount in excess of the respective amounts received by Landlord as damages for the taking such part of


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




the Leased Premises and of the building of which the same forms a part. As used herein, the amount "received by Landlord" shall mean that portion of the award or damages in condemnation received by Landlord from the condemning authority which is free and clear of all prior claims or collections by the holders of any mortgages or deeds of trust or any ground or underlying lessors, and this Lease shall continue in full force and effect except that the Fixed Minimum Annual Rent shall be reduced in proportion to the portion of the Leased Premises lost in the taking. If more than twenty percent (20%) of the floor area of the buildings in VIA MIZNER FINANCIAL PLAZA shall be taken as aforesaid (whether or not the Leased Premises shall be affected by the taking), Landlord shall have the right to terminate this Lease by notice to Tenant given within sixty (60) days after the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of the unexpired term of this Lease.

SECTION 16.03  Landlord's Damages.

         In the event of any condemnation or taking as hereinabove provided, whether whole or partial, the Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof.

SECTION 16.04  Tenant's Damages.

         Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the Leasehold or the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment, provided no such claim shall diminish or otherwise adversely affect Landlord's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of
Section 16.03 and this Section 16.04.

SECTION 16.05  Sale Under Threat of Condemnation.

         A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

                                  ARTICLE XVII

                                Default of Tenant

SECTION 17.01  Events of Default.

         Upon the happening of one or more of the events as expressed below in
(a) to (k), inclusive (individually and collectively, "Event of Default"), the Landlord shall have any and all rights and remedies hereinafter set forth:

         (a) In the event Tenant should fail to pay any monthly installment of rent or any other sums required to be paid hereunder within five (5) days from and when the same become due.

         (b) In the event a petition in bankruptcy (including Chapter X and Chapter XI bankruptcy proceedings or any other reorganization proceedings under the Bankruptcy Act) be filed by the Tenant, or be filed against Tenant, and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event Tenant is adjudged a bankrupt.

         (c) In the event an assignment for the benefit of creditors is made by Tenant.

         (d) In the event of an appointment by any court of a receiver or other court officer of Tenant's property and such receivership is not dismissed within thirty (30) days from such appointment.

         (e) In the event Tenant removes, attempts to remove, or permits to be removed from the Leased Premises, except in the usual course of trade, the goods, furniture, effects or other property of the Tenant brought thereon.

         (f) In the event Tenant, before the expiration of the term hereof and without the written consent of the Landlord, vacates the Leased Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby leased.

         (g) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Tenant brought on the Leased premises, or upon the interest of Tenant in this Lease, and the same is not satisfied or dismissed within ten (10) days from this levy.

         (h) In the event Tenant abandons or fails to occupy the Leased Premises or in the event Tenant fails to occupy the Leased Premises in accordance with
Section 4.02 hereof.

         (i) In the event Tenant fails to keep, observe or perform any of the other terms, conditions or covenants on the part of Tenant herein to be kept, observed and performed for more than ten (10) days after written notice thereof is given by Landlord to Tenant specifying the nature of such default, or if the default so specified shall be of such a nature that the same cannot reasonably be cured or remedied within said ten (10) day period, if Tenant shall not in good faith have commenced the curing or remedying of such default within such ten (10) day period and shall not thereafter continuously and diligently proceed therewith to completion.

         (j) Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot which such floor was designed to carry. Any load exceeding the floor load per square foot maximum, must be placed by Tenant at Tenant's expense so as to safely distribute the weight in accordance with engineering standards which Tenant shall obtain from Landlord's engineer at Tenant's expense. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. If the Leased Premises be or become infested with insects or vermin as a result of the use or any misuse or neglect of the Leased premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

         (k) Any event MANAGEMENT INC., a conditions of that MANAGEMENT INC. as general partnership of default or breach by MACKENZIE INVESTMENT Delaware corporation, under the terms and certain lease between MACKENZIE INVESTMENT tenant and VIA MIZNER ASSOCIATES, a Florida as landlord, dated May 10, 1989 (as amended).

SECTION 17.02  Remedies of Landlord.

         (a) In the event of any such default or breach, Landlord shall have the immediate right to re-enter the Leased premises, either by summary proceedings, by force or otherwise, and to dispossess Tenant and all other occupants therefrom and remove and dispose of all property therein in the manner provided in subdivision (c) of this Section, all without service of any notice of intention to re-enter and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Landlord shall also have the right, at the option of Landlord, to terminate this Lease upon three (3) days written notice to Tenant, and to thereupon reenter and take possession of the said premises. In the event of any such default or breach, Landlord shall have the right, at its option, from time to time, without terminating this Lease, to reenter and re-let the premises, or any part thereof, with or without legal process, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which even the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including but not limited to, necessary renovation and alterations of the Leased premises, reasonable attorney's fees, any real estate commissions paid, and thereafter toward payment of all sums due or which become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Landlord's option, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefor as such monthly deficiency shall arise, or (ii) at Landlord's option, the entire deficiency, which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to re-enter in any event. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said premises in excess of the rent provided in this Lease.

         (b) In the event of any such default or breach, the Landlord shall have the right, at its option, to declare the rents for the entire remaining term and other indebtedness, if any, immediately due and payable without regard to whether or not possession shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgement therefor which judgement shall be rendered for the then present value of the aforedescribed sum.

         (c) The Landlord in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant's property from said premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof, and the Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

         (d) No such re-entry or taking possession of said leased Premises by Landlord shall be construed as an election on

Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter, elect to terminate this Lease for such previous default or breach. Any such re-entry shall be allowed by Tenant without hindrance and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

         (e) Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of or in derogation of any right or remedy given to it under any law now or hereafter in effect.

SECTION 17.03  Waiver.

        The waiver by Landlord of any breach of any term, condition or covenant herein contained shall not be a waiver of such term, condition or covenant, or any subsequent breach of the same or any other term, condition or covenant herein contained. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. No re-entry hereunder shall bar the recovery of rents or damages for the breach of any of the terms, conditions or covenants on the part of Tenant herein contained. The receipt of rent after breach or condition broken, or delay on the part of Landlord to enforce any right hereunder, shall not be deemed a waiver or forfeiture, or a waiver of the right of Landlord to annul this Lease or to reenter said Leased Premises or to re-let same.

SECTION 17.04  Past Due Payments.

         In the event any payment due under this Lease should not be paid on the due date, Tenant agrees to pay interest on the amount which is delinquent at the highest rate permitted under the laws of the state of Florida, for such delinquent payment until made. In addition thereto, if Tenant shall fail to pay any rents, additional rents or any other payments due under this Lease within five (5) days of the due date thereof, or in the event any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Landlord, then Tenant shall also pay to Landlord an administrative charge equal to whichever is the greater of the following: (i) One Hundred Dollars ($100.00), or (ii) five percent (5%) of such unpaid sum. Tenant recognizes and agrees that the charge which Landlord is entitled to make upon the conditions stated in this Section represents, at the time this Lease is made, a fair and reasonable estimate and liquidation of the cost of Landlord in the administration of VIA MIZNER FINANCIAL PLAZA resulting to Landlord from the events described which costs are not contemplated or included in any other rental charges provided to be paid by Tenant to Landlord in this Lease. The provisions herein for administration charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated.

SECTION 17.05  Legal Expenses.

         In the event that it shall become necessary for Landlord to employ the services of an attorney to enforce any of its rights under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of the Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord such fee as shall be charged by Landlord's attorney for such services. Should suit be brought for the recovery of possession of the Leased Premises, or for rent or any other sum due Landlord under this Lease, or because of the breach of any of Tenant's covenants under this Lease, Tenant shall pay to Landlord all expenses of such suit and any appeal thereof, including a reasonable attorney's fee.

         In the event that it shall become necessary for Tenant to employ the services of an attorney to enforce any of its rights under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of the Landlord to be kept or performed, regardless of whether suit be brought, Landlord shall pay to Tenant such fee as shall be charged by Tenant's attorney for such services. Should suit be brought for any sum due Tenant under this Lease, or because of the breach of any of Landlord's covenants under this Lease, Landlord shall pay to Tenant all expenses of such suit and any appeal thereof, including a reasonable attorney's fee.

                                  ARTICLE XVIII

                               Access by Landlord

SECTION 18.01  Right of Entry.

         (a) provided the Landlord has given reasonable notice to the Tenant (except in the case of an emergency), Landlord and Landlord's agents shall have the right to enter the Leased premises at all reasonable times to examine the same, and to show them to prospective purchasers or lessees of the Leased Premises, and to make such repairs, or alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alterations, improvements or additions are being made unless Tenant is prevented from operating in the Leased Premises in whole or in part, in which event rent shall be proportionately abated during said period. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the premises to prospective tenants or purchasers, and place upon the premises the usual notices "To Let" or "For Rent" which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Building or any part thereof, except as otherwise herein specifically provided. Landlord and Tenant agree that Landlord shall not unreasonably interfere with Tenant's business operations in connection with Landlord's activities under this subparagraph (a) except in the case of an emergency.

         (b) Except for the space within the inside surfaces of all walls, drop ceilings, floors, windows and doors bounding the Leased Premises, all of the Building including without limitations exterior building walls, atrium walls, core corridor walls and doors, terraces or roofs adjacent to or above the Leased premises and any space in or adjacent to the Leased

Premises used for shafts, stacks, pipes, conduits, utilities rooms, ducts, which service other portions of the Building in addition to or exclusive of the Leased Premises, are reserved to the Landlord for the purposes of maintenance, decoration, repair, operation, construction of additions to the Building or other leased premises within the Building. Landlord reserves the right and Tenant shall permit Landlord and persons authorized by Landlord to access the aforedescribed facilities and to install, erect, use and maintain the aforedescribed facilities in and through the Leased Premises. Landlord and persons authorized by the Landlord shall have the right to enter and/or pass through the Leased premises at any time or times to make such repairs, alterations, additions and improvements in or to the Leased premises and/or in or to the Building or its improvements and common facilities as Landlord is required or desires to make. Landlord and such authorized persons shall be allowed to take all materials into and upon the Leased premises that may be required in connection therewith, without liability to Tenant and without any reduction of Tenant's covenants and/or obligations hereunder.

         (c) If at any time any windows of the Leased Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Leased premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease. Neither this Lease nor any use by Tenant, shall give Tenant any easement or other right in or to (i) the use of any door or any passage or any concourse or other common facility within VIA MIZNER FINANCIAL PLAZA, or (ii) the use of such doors, passages, concourses and common facilities for access to any other building or any public conveniences or transportation facilities. Tenant acknowledges that the use of such doors, passages, concourses and common facilities may without notice to Tenant be regulated or discontinued at any time by Landlord.

         (d) If an excavation shall be made upon land adjacent to or under the Building in which the Leased Premises is located, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Leased premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

SECTION 18.02  Roof.

         Use of the roof and/or air space above the Leased premises is reserved exclusively to the Landlord. Any use of the roof and/or air space above the Lease Premises or the Building by the Tenant shall be subject to the Landlord's absolute and sole discretion; provided, however, any such use is subject to the approval of all governmental authorities having jurisdiction over such use (and the installation of facilities or improvements to accomplish such use) and nothing contained herein shall be interpreted or construed as a representation or implication by the Landlord that the use (or the installation of facilities or improvements to accomplish such use) will receive the consent or approval of any of the governmental authorities having jurisdiction and approval rights or control of the use.

                                   ARTICLE XIX

                                Tenant's Property

SECTION 19.01  Taxes on Leasehold or Personalty.

         Tenant shall be responsible for and shall pay before delinquent all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

SECTION 19.02  Loss and Damage.

         Landlord shall not be responsible for any damage to property of Tenant or of others located on the Leased Premises nor for the loss of or damage to any property of Tenant or others by theft or otherwise except for the sole negligence of the Landlord or the sole negligence of the Landlord's employees. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Leased premises, occupants of adjacent property within VIA MIZNER FINANCIAL PLAZA, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable in damages or otherwise for any latent defect in the Leased Premises or in the Building of which they form a part, except that if Tenant shall give notice to Landlord within a period of one (1) year from the date Tenant takes possession of the Leased Premises of the existence of any such latent defect, then provided such defect shall not have resulted from any act, alteration or improvement made by Tenant, Landlord shall repair such defect. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by Tenant's insurance carriers.

SECTION 19.03  Notice by Tenant.

         Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the premises are a part or of defects therein or in any fixtures or equipment, or of any repair or maintenance item for which the Landlord is responsible under the terms and conditions of this Lease.

                                   ARTICLE XX

                             Holding Over Successors

SECTION 20.01  Holding Over.

         In the event Tenant remains in possession of the Leased Premises after the expiration of the tenancy created hereunder, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Leased Premises as a Tenant from month-to-month, at a monthly rent for the first thirty (30) days equal to one hundred twenty-five percent (125%) of the fixed minimum rent payable during the last month of the lease term and thereafter at a monthly rent equal to two times the fixed minimum rent payable during the last month of the lease term and a twenty-five percent (25%) increase from each month occupying the Leased Premises thereafter. In addition to the fixed minimum rent Tenant agrees to pay monthly all Additional Rent as provided for in this Lease.

SECTION 20.02  Successors.

        All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and permitted assigns of the said parties; and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section
11.01 hereof. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease and, in the event Landlord sells or transfers its interest in VIA MIZNER FINANCIAL PLAZA and the purchaser or transferee takes assignment of Landlord's interest in this Lease, Landlord shall thereupon be relieved of all further obligations hereunder.

                                   ARTICLE XXI

                                 Quiet Enjoyment

         Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XXII

                                  Miscellaneous

SECTION 22.01  Accord and Satisfaction.

        No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than an account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying the check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in the Lease by law.

SECTION 22.02  Entire Agreement.

        This Lease and the Exhibits, and any Rider or Addendum, if any, attached hereto and forming a part hereof, set forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, conditions or understandings, either oral or written, between them other than as herein set forth. All understandings and agreements heretofore made between Landlord and Tenant (including the agents and employees of either the Landlord or Tenant) are merged into this Lease and any other written correspondence or agreements made prior to the execution of this Lease are hereby terminated, and are null and void. This Lease fully and completely expressed the agreements of the Landlord and Tenant which lease is entered into by the Landlord and Tenant after full investigation by each party, neither party relying upon any statement or representation not embodied in this Lease or other written agreement executed simultaneously with this Lease. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 22.03  No Partnership.

         Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

SECTION 22.04  Force Majeure.

         In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period of such delay. The provisions of this Section 22.04 shall not operate to excuse Tenant from the prompt payment of rent, percentage rent, additional rent or any other payments required by the terms of this Lease.

SECTION 22.05  Notices.

         (a) All notices shall be in writing and shall be deemed to have been given upon receipt.

         (b) Any notice by Tenant to Landlord must be served by certified or registered mail, or private mail service, postage prepaid, addressed to Landlord at the address first hereinabove given or at such other address as Landlord may designate by written notice. Any notice by Landlord to Tenant must be served by certified or registered mail, or private mail service, postage prepaid, addressed to Tenant at the address first hereinabove given or at such other address as Tenant may designate by written notice except as provided in subparagraph (c) hereinafter.

         (c) After commencement of the term hereof any notice by Landlord to Tenant shall be served by hand delivery or private mail or delivery service, postage prepaid, addressed to Tenant at the Leased Premises.

         (d) Notice shall be deemed to be properly given if addressed to Tenant at its last known address, if private mail or delivery service or certified mail return receipt requested, postage pre-paid is refused or otherwise undeliverable.

SECTION 22.06  Captions and Section Numbers.

         The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease not in any way affect this Lease.

SECTION 22.07  Tenant Defined, Use of Pronoun.

         The word "Tenant" shall be deemed and taken to mean each and every person mentioned as a Tenant herein be the same, one or more and if there shall be more than one Tenant any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

SECTION 22.08  Brokers Commission.

         Each of the parties represents and warrants that it has dealt with no broker or brokers in connection with the execution of this Lease, except as set forth in Section (v) of the Lease Summary, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any claim for brokerage commissions or finder's fees resulting from the indemnitor's acts (including, without limitation, the cost of counsel fees in connection therewith) except as set forth in Section (v) of the Lease Summary, and except as provided for in the following paragraph.

         Notwithstanding the provisions of the paragraph hereinabove, Tenant has reviewed, understands and acknowledges all of the provisions of that certain Letter Agreement dated April 28, 1989 between Landlord and ROYAL LePAGE, and Tenant agrees to and shall indemnify Landlord and save Landlord harmless from and against all claims, actions damages, liability and expenses arising from or out of any claim or demand for payment of a brokerage commission or compensation by or due to ROYAL LePAGE in connection with or as a result of Landlord entering into this Lease with Tenant, which indemnification shall include but not be limited to reasonable counsel fees, whether incurred prior to or in litigation, court costs, reasonable appellate counsel fees, punitive damages and pre-judgment interest, if any.

SECTION 22.09  Partial Invalidity.

         If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 22.10  Effectiveness of Lease.

         The submission of this Lease for examination does not constitute a reservation of or option for the Leased premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant, and the receipt of full security deposit, and if paid by check, subject to clearance.

SECTION 22.11  Recording.

         Tenant shall not record this Lease or any memorandum thereof in any public records without the written consent and joinder of Landlord.

SECTION 22.12  Liability of Landlord.

         Anything contained in this Lease at law or in equity to the contrary notwithstanding Tenant expressly acknowledges and agrees that there shall at no time be or be construed as being any personal liability by or on the part of Landlord under or in respect of this Lease or in any way related hereto or the Leased Premises; it being further acknowledged and agreed that Tenant is accepting this Lease and the estate created hereby upon and subject to the understanding that it shall not enforce or seek to enforce any claim or judgment or any other matter, for money or otherwise, personally or directly against any officer, director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord, but will look solely to the Landlord's interest in the VIA MIZNER FINANCIAL PLAZA for the satisfaction of any and all claims, remedies or judgments (or other judicial process) in favor of Tenant requiring the payment of money by Landlord in the event of any breach by Landlord of any of the terms, covenants or agreements to be performed by Landlord under this Lease or otherwise, subject, however, to the prior rights of any ground or underlying lessors or the holders of the mortgages covering the VIA MIZNER FINANCIAL PLAZA, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims; such exculpation of personal liability as herein set forth to be absolute, unconditional and without exception of any kind.

SECTION 22.13  Time of the Essence.

         Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

SECTION 22.14  Estoppel Information.

         When the commencement date is determined, Tenant agrees, upon request of Landlord, to execute and deliver to Landlord, without charge and within ten
(10) days following request therefor, a written declaration in form satisfactory to Landlord: (i) ratifying this Lease; (ii) confirming the commencement and expiration dates of the term of this Lease; (iii) certifying that Tenant is in occupancy of the Leased Premises, the date Tenant commenced operating Tenant's business therein and that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended, except by such writings as shall be stated; (iv) that all conditions under this Lease to be performed by Landlord have been satisfied, except such as shall be stated; (v) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; (vi) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid; and (vii) reciting the amount of security deposited with Landlord, if any. Tenant agrees to execute and deliver similar declarations at any time and from time to time and within ten (10) days following request therefor by Landlord or by any mortgage lenders or ground or underlying lessor and or purchaser's of all or any portion of VIA MIZNER FINANCIAL PLAZA, and each of such parties shall be entitled to rely upon such written declaration made by Tenant. Tenant's failure or refusal to execute the declaration required hereunder within ten (10) days following the request therefor will constitute a default hereunder and Landlord shall have such rights and remedies against Tenant as is available to Landlord for Tenant's default.

SECTION 22.15  Cumulative Remedies.

         No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

SECTION 22.16  Choice of Law.

         This Lease shall be governed by the laws of the State of Florida.

SECTION 22.17  Affirmative Waivers.

         Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Leased Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

SECTION 22.18  Preparation of Lease.

         The submission by Landlord of the Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the Lease and duplicate originals thereof shall have been delivered to the respective parties.

SECTION 22.19  Counterparts.

         This Lease may be executed in multiple copies, each of which shall be deemed an original, and all of such copies shall together constitute one and the same instrument.

SECTION 22.20  Acceptance of Funds by Landlord.

         No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Leased Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

SECTION 22.21  Radon Gas Notification.

         Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Pursuant to ss.404.056(8), Florida Statutes.

SECTION 22.22  Attachments.

         Exhibits One, Two, A, B, C, D, E, F, G, H, I, J, K, L, M, N, Guaranty, as well as any Riders or Addendums which are attached to this Lease are a part of this Lease and are incorporated herein as if fully set forth herein.

         IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease on the day and year first above written.

                                          VIA MIZNER ASSOCIATES, a
                                          Florida general partnership,
                                          LANDLORD

                                          BY: SVMP, LTD., a Florida
                                              limited partnership, General
                                              Partner of Via
                                              Mizner Associates

Signed, sealed and delivered              BY: SVMP, INC., a Florida
In the presence of:                           corporation, General partner
                                              of SVMP LTD.
/s/ (ILLEGIBLE)
----------------------------
/s/ Patricia A. Hill                      BY: /s/ Bill Shubin
----------------------------                 --------------------------------
As to Landlord                                Bill Shubin, President

                                                    (Corporate Seal)

                                             Date: 1/31/92
                                                   --------------------------


Signed, sealed and delivered                IVY MANAGEMENT, INC., a
in the presence of:                         Massachusetts corporation,
                                            TENANT

/s/ (ILLEGIBLE)                           By: /s/ (ILLEGIBLE)
----------------------------                 --------------------------------
                                                  (Corporate Seal)
/s/ Patricia A. Hill
----------------------------
As to Tenant                              Date: January 31, 1992
1/31/99

                                LIST OF EXHIBITS


EXHIBIT ONE           -      Site Plan of Via Mizner Financial Plaza

EXHIBIT TWO           -      Additional Lease Agreement Provisions

EXHIBIT "A"           -      Plan of Leased Premises

EXHIBIT "B"           -      Legal Description

EXHIBIT "C"           -      Landlord's Work

EXHIBIT "D"           -      Tenant's Work

EXHIBIT "E"           -      Sign Specifications

EXHIBIT "F"           -      Heating and Air Conditioning Maintenance
                             Provision

EXHIBIT "G"           -      Maintenance and Cleaning Standards For Tenant

EXHIBIT "H"           -      Rules and Regulations of Via Mizner Financial
                             Plaza

EXHIBIT "I"           -      Rules and Regulations for Tenant Construction
                             Work

EXHIBIT "J"-                 Formula for Calculation of Area Within Leased
                             Premises

EXHIBIT "K"           -      Intentionally Omitted

EXHIBIT "L"           -      Memorandum of Lease

EXHIBIT "M"           -      Subordination, Non-Disturbance and Attornment
                             Agreement

EXHIBIT "N"           -      Collateral Account Escrow Agreement

GUARANTY

                                   Exhibit One

                                       to

                                 Lease Agreement

                          Between Via Mizner Associates

                                       and

                              Ivy Management, Inc.

Description:  Site Plan of Via Mizner Financial Plaza

                                   EXHIBIT ONE

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.




      The proposed improvements and plans of development depicted on this Exhibit One are conceptual in nature and tentative in Landlord's anticipated subsequent development of the site. Landlord has constructed only those improvements known as 700, 798 and 800 S. Federal Highway. Landlord anticipates constructing additional improvements as depicted in this Exhibit, however, Tenant acknowledges that the actual location, configuration, elevation and dimensions of the additional improvements (if any) upon completion of construction may vary from those improvements depicted hereon due to marketing conditions, site plan revisions by the Landlord, change of use by the Landlord, governmental permit and approval requirements, field and construction conditions and marketing requirements of prospective tenants. Landlord does NOT agree or represent to Tenant in any way that any improvements or development as depicted on this Exhibit, other than the improvements known as 700, 798, 800 and 998 S. Federal Highway, shall be undertaken or completed. Tenant acknowledges that Landlord may (in Landlord's sole discretion) expand and/or renovate 996 S. Federal Highway. Tenant acknowledges that Tenant has not relied upon any information or the depiction of any improvements on this Exhibit in entering this Lease other than as expressly set forth in this narrative statement.

                                   EXHIBIT TWO

                               TO LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.



         1. Lease Commencement Date. See Section 1.03 of Article 1 of the Lease Agreement.

         2. Tenant Improvements. In accordance with the provisions of Article III of this Lease, Tenant shall perform and construct all Tenant Improvements described in Exhibit "D" annexed hereto and made a part hereof. Tenant shall have the plans and specifications for the Tenant Improvements prepared and finalized on or before February 1, 1992. It is understood and agreed by Tenant that none of the materials to be incorporated into the Tenant Improvements would result in a fabrication and/or delivery date which would result in the construction of the Tenant Improvements being delayed beyond the Tenant Improvement completion date of May 1, 1992. Tenant shall obtain a Tenant Improvements building permit on or before February 25, 1992. Upon the completion of the Tenant Improvements described in Exhibit "D" and obtaining a certificate of occupancy for the Leased Premises from all governmental authorities having jurisdiction over the Tenant Improvements, Landlord shall pay to Tenant a tenant improvement allowance and an architectural interior design fee allowance of Twenty-five Dollars ($25.00) per square foot for each square foot of rental space (7,854 sq. ft.) for which Tenant pays rent to the Landlord. The tenant improvement and architectural improvement allowance shall be paid by Landlord to Tenant within ten (10) days from the date Landlord receives (a) written notice from the Tenant advising that the Tenant Improvements are completed, (b) a copy of the Tenant's certificate of occupancy, and (c) a Final Affidavit of Contractor and Release of Liens from the Tenant Improvement Contractor. The Tenant Improvement Allowance may not be assigned, transferred, pledged, hypothecated, mortgaged or otherwise encumbered by the Tenant (nor may the Tenant direct the payment of the Tenant Improvement Allowance to any third party), and the payment of the Tenant Improvement Allowance shall be made directly to the Tenant only.

         3. Tenant Signage. Landlord shall allow (subject to Landlord's approval, which approval shall not be unreasonably withheld) the Tenant to install signage as follows: (i) on the existing directory in the elevator ground floor lobby; (ii) the interior entrance of the Tenant's Leased Premises; and
(iii) on the existing building directory sign located on the east side of 700-798S. Federal Highway, Boca Raton, Florida located adjacent to the rear entry provided, that all signage is of a first class design and construction and consistent with the quality and character of VIA MIZNER FINANCIAL PLAZA and otherwise consistent with the provisions of Exhibit "E". Landlord and Tenant agree that Tenant shall have signage on any other multi-user tenant information signage provided by the Landlord which multi-user tenant information signage is made available to substantially all of the other tenants in VIA MIZNER FINANCIAL PLAZA. Tenant acknowledges and agrees that all signs and informational material must comply with the ordinances and codes of the city of Boca Raton and any other governmental entities having jurisdiction over such installation.

         4. Renewal Options.

         Number of Option Terms:        Two
         Duration of Each Option Term:  Five Years

         Provided Tenant is in good standing and not in default under this Lease, Landlord hereby gives and grants to Tenant the right, privilege and option of extending the Lease for two (2) terms as set forth above. The first extended term will commence on the date of the expiration of this Lease. Provided the Tenant has exercised the option for the first extended term and is in good standing and not in default under this Lease during the first extended term, the second extended term will commence on the date of the expiration of the first extended term. In order to exercise the option herein granted, Tenant must give written notice of Tenant's intention to exercise the option to extend not less than nine (9) months prior to the expiration of the current term, or the first extended term, as the case may be. All of the terms, covenants and conditions of this Lease will apply during each option term except the Fixed Minimum Annual Rent will be adjusted as follows: Upon Landlord receiving notice from Tenant of Tenant's election to extend the Lease for each option term provided for hereinabove, then Landlord shall within one hundred eighty (180) days from the receipt of Tenant's notice issue written correspondence to the Tenant which shall contain the Fixed Minimum Annual Rent which Landlord has established for the first year of the option term. If the Tenant finds the Fixed Minimum Annual Rent charge established in Landlord's correspondence unacceptable, Tenant shall notify Landlord within ten (10) days of receipt of Landlord's correspondence, and the Landlord and the Tenant shall each select an independent appraiser within ten (10) days from the date Landlord receives Tenant's notice. The two (2) independent appraisers shall then select a third appraiser and the three (3) appraisers shall each independently establish a fair market rental value for the first year of the option term. Each of the appraisers described above shall be members of the American Institute of Real Estate Appraisers, Members Appraisal Institute and shall be familiar with and conduct the majority of their business in Broward or Palm Beach County, Florida. The fair market rental values established by the three (3) appraisers shall then be averaged together and the Fixed Minimum Annual Rent binding upon the Landlord and Tenant shall be the average of the three (3) appraisals; provided, however, notwithstanding the result of the appraisal process provided for hereinabove, the Fixed Minimum Annual Rent for the first year of each option term shall not be less than the Fixed Minimum Annual Rent for the year preceding the first year of the option term. This appraisal process procedure shall apply to the first option term and the second option term of the Tenant, if the Tenant exercises each of its renewal options. The cost and expense of the appraisal process shall be the equal responsibility of the Landlord and the Tenant.

         5. Parking Provisions. Notwithstanding the provisions of Section 2.04 of the Lease during the first four (4) years of the term of this Lease, the cost of operating the parking facilities for the Leased Premises and VIA MIZNER FINANCIAL PLAZA will be shared prorata by the tenants of VIA MIZNER FINANCIAL PLAZA in accordance with the provisions of Section 2.06 of the Lease. Subsequent to the fifth year of the Lease, the Landlord may at the Landlord's option, continue to collect the cost of operating the parking facilities in accordance with the provisions of Section 2.06 or the Landlord may elect to exercise the rights of the Landlord set forth in Section 2.04 to operate the parking facilities under a charge for parking system.

         Subject to the provision of Section 2.04 of the Lease, Landlord shall provide to Tenant during the first four (4) years of the term of the Lease: (a) three (3) parking spaces for each thousand square feet of rental space; and (b) four (4) of the spaces provided for in item (a) above shall be designated "reserved", shall be located in the parking garage, and shall be exclusively for the use of the Tenant or its designees. It is further agreed that if a charge for parking system is adopted by the Landlord, as set forth in Section 2.04 of the Lease, then the Tenant shall pay a charge for parking not greater than the minimum charge imposed by Landlord upon any other Tenant within VIA MIZNER FINANCIAL PLAZA

     6. Tenant Cancellation Provision and Penalty. Tenant may elect to cancel this Lease at any time after September 30, 1997. This cancellation provision shall terminate upon the Lease Expiration Date (as set forth in subparagraph (k) of the Lease Summary). This cancellation provision applies only to the Leased Premises identified in Section 1.01 of the Lease Agreement. To exercise the cancellation provision, the Tenant shall provide to the Landlord: (a) written notice of Tenant's election to cancel this Lease, which notice shall refer specifically to the cancellation provision contained in this Paragraph 5 of Exhibit Two to the Lease Agreement; and (b) the written notice shall contain a non-refundable cancellation penalty payment (which shall be deemed earned by the Landlord upon receipt) in the sum of $240,332.40, which payment shall be made by a cashier's check payable to the Landlord and drawn on a bank in the State of Florida.

     7. Lease Guaranty Collateral.

         a. Landlord and Tenant agree that during the term of this Lease Tenant shall not be required to maintain a lease guaranty collateral escrow account as provided for in the subparagraph (b) of this Paragraph 6, provided that the Guarantor shall have a Total Stockholders' Equity at the time of the execution of this Lease of not less than Seven Million Dollars (U.S.$7,000,000.00) and beginning January 31, 1992 and continuously thereafter the Guarantor shall maintain a Total Stockholders' Equity during the term of this Lease of not less than Eight Million Dollars (U.S.$8,000,000.00). The Total Stockholders' Equity of the Guarantor shall be established by the quarterly Report, Form l0-Q, prepared by the Guarantor and submitted to the United States Securities and Exchange Commission. Simultaneously with the l0-Q filing to the U.S. Securities and Exchange Commission, the Guarantor shall submit to the Landlord a copy of the l0-Q for Landlord's examination and review. If the Guarantor fails to file a l0-Q or is no longer required to do same, then in that event, the net worth of the Tenant shall be established by a written certification of the certified public accountant of the Guarantor issued to the Landlord which shall state the Total Stockholders' Equity of the Guarantor calculated in accordance with generally accepted accounting principles and using the same format and calculations as were used in determining the Total Stockholders' Equity in previously filed Form l0-Qs submitted by the Guarantor to the U.S. Securities and Exchange Commission. The certified public accountant of the Guarantor shall be licensed to practice in the State of Florida and the written certification of Total Stockholders' Equity shall be delivered to the Landlord on or before November 15th of each calendar year for the period April 1st through September 30th, and on or before May 15th of each calendar year for the period October 1st through March 31st. In addition, the Guarantor shall deliver to the Landlord on or before June 1st of each calendar year an audited financial statement of the Guarantor prepared in accordance with generally accepted accounting principles by a certified public accountant licensed to do business in Florida. If any l0-Q (or certification if applicable or the annual audited financial statement, if applicable) provided for above reflects a Total Stockholders' Equity of the Guarantor which is less than the amounts required above, them in that event within ten (10) business days from the date Tenant receives written notification from the Landlord of such circumstance, Tenant shall establish a collateral escrow account as provided for in subparagraph (b) of this Paragraph 7. The failure of the Tenant to execute and fund the Collateral Account Escrow Agreement within five (5) business days of written notification from Landlord in accordance with the terms of subparagraph (b) of this Paragraph 7 shall constitute a default in this Lease.

         b. Landlord and Tenant agree that if Tenant is required to establish a collateral escrow account pursuant to the provisions of subparagraph (a) of this Paragraph 7 (hereinafter referred to as "Collateral Account"), then such Collateral Account shall constitute a fund to guaranty payment of the Tenant's obligations under the terms of this Lease. The Collateral Account shall be established at Barnett Bank of Florida, 1000 North Federal Highway, Boca Raton, Florida 33432, (or such other bank acceptable to Landlord and Tenant) and the funds deposited in the Collateral Account shall be invested in United States Treasury Bills, Bonds and Notes. Investment direction of the Collateral Account shall be the responsibility of the Tenant and all interest earned in the Collateral Account shall be paid to Tenant. The minimum required balance in the Collateral Account shall be as set forth hereinafter:

                    Lease Year         Account Balances
                    ----------         ----------------
                        1                  $823,932
                        2                   823,932
                        3                   719,490
                        4                   615,048
                        5                   510,606
                        6*                  406,164

* And any option Terms (if any)

The terms and conditions of the release of the funds in the Collateral Account to the Landlord and/or to the Tenant shall be set forth in a collateral account escrow agreement to be entered into by Landlord and Tenant. The form of the collateral account escrow agreement is attached hereto and made a part hereof as Exhibit "N".

                                 EXHIBIT "A" TO

                                 LEASE AGREEMENT

                                     BETWEEN

                              VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.

Description:         Via Mizner Financial Plaza
                     Pavilion 798
                     Second Floor Plan

                                  EXHIBIT "B"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.

A portion of blocks 22, 33, 25A, 26 "De Soto Road","S.E. 7TH Street", and S.E.8th Street as shown on the plat of Spanish River Land Company's Plat "A", as recorded in Plat Book 16, Pages 27 through 30, inclusive of the Public Records of Palm Beach County, Florida and a portion of lot 33, as recorded in Plat Book of Mizner Development Corporation Plat 1, as recorded in Plat Book 3, Page 37 of the Public Records of Palm Beach County, Florida, being more particularly described as follows:

Commencing at the southwest corner of said Block 25A; thence South along the east right-of-way line of that 80.00 foot right-of-way for Federal Highway, as shown on said Plat, a distance of 5.00 feet; thence east a distance of 28.00 feet to the Point of Beginning; thence continuing east, a distance of 142.00 feet; thence north, a distance of 190.00 feet; thence east, a distance of 18.00 feet; thence north, a distance of 72.45 feet to a point of intersection with the southerly boundary line of the plat "Boca Raton Hotel and Club", as recorded in Plat Book 53, Page 129 of the Public Records of Palm Beach County, Florida; thence northwesterly along said southerly boundary line along the arc of a curve to the right whose radius point bears N. 400 43'32" E. having a radius of 375.00 feet, a central angle of l50 50'09", an arc distance of 103.64 feet to a point; thence west, a distance of 91.73 feet; thence south, a distance of 340.00 feet to the Point of Beginning; said lands situate in the City of Boca Raton, Palm Beach County, Florida.

                                   EXHIBIT "C"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                                       AND

                              IVY MANAGEMENT, INC.

                                 LANDLORD'S WORK

         Landlord shall provide all labor, materials and expense to complete Base Building Improvements. Base building shall include but not be limited to complete finished elevator lobby, complete men's and women's lavatories, complete IIVAC system, excluding mixing boxes, run outs, area controls and louvers.

                                   EXHIBIT "D"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.



                          TENANT'S WORK AND ALTERATIONS



         1. SUBMISSION OF PLANS AND SPECIFICATIONS. Tenant shall make no changes or alterations in or to the Leased Premises of any nature without Landlord's prior written approval. Prior to commencing any work in the Leased Premises, Tenant shall submit to Landlord for Landlord's written approval complete drawings plans and specifications (herein collectively referred to as "Tenant's Plan") for the improvements and installations to be made by Tenant (herein collectively referred to as "Tenant's work"). Tenant's Plan shall be fully detailed, shall show complete dimensions, shall not be conflict with Landlord's basic plans for the Building, shall not require any changes in the structure of the building and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction of the Leased Premises.

         2. REVIEW OF PLANS BY LANDLORD. After submission to Landlord of Tenant's Plan, Landlord shall either approve same or shall set forth in writing the particulars in which Landlord does not approve same, in which latter case Tenant shall, within five(5) days after Landlord's notification, return to Landlord appropriate corrections thereto. Such corrections shall be subject to Landlord's reasonable approval. Excepting construction of the initial Tenant improvements made prior to Tenant's occupancy, Tenant shall pay to Landlord, promptly upon being billed and as Additional Rent, any charges or expenses Landlord may incur in reviewing Tenant's Plan. Tenant agrees that any review or approval by Landlord of Tenant's Plans i~ solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

         3. REVISIONS BY TENANT. Tenant further agrees that if Tenant makes any changes in Tenant's Plan subsequent to its approval by Landlord and if Landlord consents to such changes, Tenant shall pay to Landlord all costs and expenses caused by such changes, which Landlord may incur or sustain by reason of delays or changes necessitated in the performance by Landlord of any construction or work it is performing in the Building; it being understood and agreed, however, that Landlord shall have the right to refuse to consent to any such changes. Any charges payable under this Paragraph 3 shall be paid by Tenant from time to time upon demand as Additional Rent, whether or not the Lease term shall have commenced.

         4. CORRECTIONS BY LANDLORD. If Tenant fails to correct Tenant's Plan in any particular as hereinabove required, Landlord shall have the right to make such corrections on Tenant's behalf; but the foregoing right shall not preclude the exercise b~ Landlord of any other right or remedy which it may have in such event.

         5. DILIGENT COMPLETION. Following compliance by Tenant with its obligation under the foregoing paragraphs, Tenant shall timely commence Tenant's Work in order to complete 1- same within a reasonable period of time. Tenant's Work shall be diligently pursued and shall be performed in a good and workman like manner.

         6. WORK SCHEDULES. Tenant agrees that in the performance of Tenant's Work (i) neither Tenant nor its agents or employees shall interfere with the work being done by Landlord and its agents and employees, (ii) that Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Landlord, its agents or employees, (iii) that the labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord in the Building, it being agreed that if in Landlord's judgment the labor is incompatible Tenant shall forthwith upon Landlord's demand withdraw such labor from the Leased Premises, (iv) that Tenant shall procure and deliver to Landlord workmen's compensation, public liability, property damage and such other insurance policies, in such amounts as shall be reasonably acceptable to Landlord in connection with Tenant's Work, and shall upon Landlord's request cause Landlord to be named as an insured thereunder, (v) that Tenant shall hold Landlord harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agents or employees, (vi) that Tenant's Work shall be performed in accordance with the approved Tenant's Plan and in compliance with the laws, orders, rules and regulations of any governmental department or bureau having jurisdiction of the Leased Premises, and (vii) that Tenant shall promptly pay for Tenant's Work in full and shall not permit any lien to attached to the Leased Premises or the Building.

         7. COST ESTIMATES.

            (a) Landlord's approval of Tenant's Plans, Tenant shall submit to Landlord cost estimates certified by Tenant's architect for such work. Landlord shall review such estimates in order to determine if they accurately reflect the cost of Tenant's Work. The determination of Landlord shall control and be binding on: the parties unless there is more than a fifteen percent (15%) variance in the costs, as estimated by Landlord and Tenant's architect. If there is more than said fifteen percent (15%) variance Landlord shall appoint an architect and Landlord's architect and Tenant's architect shall promptly proceed to settle the dispute as arbitrators (and if they are not able to settle the dispute, shall appoint a third architect, in which case the three architects shall proceed to settle the dispute as arbitrators) and the determination of said architects shall be conclusive. If a third architect is appointed as aforesaid his fees shall be paid by Tenant. The provisions of this subparagraph
(a) of Paragraph 7 shall not apply to the initial Tenant improvements made prior to Tenant's occupancy.

            (b) Excepting construction of the initial Tenant improvements made prior to Tenant's occupancy, upon a final determination being made of the estimated cost of Tenant's Work, as provided in subparagraph (a) above (and prior to Tenant's commencing any work) Tenant shall deliver to Landlord, to secure the prompt and proper completion of Tenant's Work an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a New York Clearing House bank in a form reasonably satisfactory to Landlord, in an amount equal to the aggregate of (i) the aforesaid final cost estimate and (ii) ten percent (10%) of such sum. Such letter of credit shall be for one year and shall be renewed by Tenant each and every year until Tenant's Work is completed and shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall be a material breach of this

Lease and Landlord shall have the right, INTER ALIA, to present the then current letter of credit for payment.

            (c) Upon (i) the completion of Tenant's Work ii accordance with the terms of this Paragraph and (ii) the submission to Landlord of proof evidencing the payment in full for Tenant's Work, including, without limitation, lien waivers, the letter of credit (or the balance of the proceeds thereof, if Landlord has drawn on said letter of credit) shall be returned to Tenant.

            (d) Upon the Tenant's failure to properly perform complete and fully pay for Tenant's Work, as determined b~ Landlord, Landlord shall be entitled to draw down on the letter of credit to the extent it deems necessary in connection with Tenant's Work, the restoration and/or protection of the Leased Premises or the Building and the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant's obligations under this Paragraph.

         8. FULL PAYMENT. All fixtures and equipment installed or used by Tenant in the Leased Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements.

                                  EXHIBIT "E"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.



                               SIGN SPECIFICATIONS



        Subject to the provisions of Exhibit Two, Tenant acknowledges and agrees that all Tenant signage shall be in accordance with the conditions and limitations set forth in the Individual Development Approval DDRI IDA NO. CRP 88-4 issued pursuant to the Boca Raton Community Redevelopment Area Downtown Development of Regional Impact Development Order.

                                   EXHIBIT "F"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.



               HEATING AND AIR CONDITIONING MAINTENANCE PROVISION



         1. For any equipment or component exclusively serving the Leased Premises, Tenant must obtain a full-service maintenance contract with a licensed contractor (the "Contractor") acceptable to Landlord, with service to be performed not less frequently than quarterly. Tenant must provide evidence of such service contract to Landlord prior to occupancy and thereafter provide evidence of any contract renewal or change, as it may occur.

         2. The Contractor shall park, deliver, and use entrances, stairwells, elevators and other areas only as designated by Landlord. Access to the roof, if required for service, will be permitted only with express prior consent of Landlord (with a minimum 24-hour notice except in the case of emergencies).

         3. The Contractor's access to the Leased Premises will be provided by the Tenant and will be allowed only during normal business hours.

         4. The Contractor's employees are to be identified by means of company uniforms or identification badges, and the Contractor's vehicles by means of signs.

         5. No work is to be performed in the common areas unless required for access to Tenant's equipment. Any service by the Contractor which could or will result in the interruption of mechanical/electrical, plumbing or other services to the Building or to any other tenant in the Building may occur only with Landlord's express prior consent (with a minimum 48-hour notice to Landlord), and must occur prior to 7:00 a.m. or after 8:00 p.m. or at such other time as Landlord may designate.

         6. In the event a Tenant system or component is to be replaced, Tenant is required to inform Landlord prior to the commencement of any work and must abide by the provisions of Article III, and Exhibits D and 1 of the Lease. Additionally, Tenant must provide Landlord with evidence of warranty(ies) upon request for the original system or any replaced system.

                                   EXHIBIT "G"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.



                  MAINTENANCE AND CLEANING STANDARDS FOR TENANT

                             (MULTI-TENANT BUILDING)



OFFICE/WORK AREAS

1.  Empty and damp-wipe ashtrays and cigarette urns (daily)

2. Empty and clean all waste baskets and remove waste to a designated container (daily).

3.  Refill waste baskets with plastic liners (daily).

4.  Sweep all hard-surface flooring with treated dust mops; damp-mop (daily).

5. Spills, any other substance or material on the floors or any condition on the floor creating a hazardous condition and any stain on the floor shall be cleaned up and removed immediately.

6.  Vacuum all traffic area carpet (daily).

7. Edge vacuum (with edging tool) all baseboard areas, corners, behind doors, and around furniture legs and bases (weekly).

8.  Spot clean carpeting (daily).

9.  Hand dust all office furniture, furnishings, and horizontal surfaces
    (daily).

10. Spot-clean walls (daily).

11. Hand dust ledges and vertical surfaces (weekly).

12. spray-buff resilient floors (weekly).

13. Clean telephone handsets and bases with (weekly).

14. Clean air supply vents (monthly).

15. Clean lamps and light fixtures (monthly).

16. Vacuum upholstered furniture (monthly).

REST ROOMS

1.  Wash and sanitize all wash basins, dispensers, fittings, and fixtures
    (daily).

2.  Wash and sanitize all lavatories, toilet bowls, and seats (daily).

3.  Clean all mirrors, glass, and metal frames (daily).

4. Empty all waste and sanitary product receptacles and remove waste to a designated container (daily).

5.  Refill waste and sanitary product receptacles with plastic liners (daily).

6.  Damp-wipe exterior of all waste receptacles (daily).

7. Sweep, wash, and rinse all ceramic/vinyl tile flooring and fixture bases with a disinfectant cleaner (daily).

8.  Hand dust all sills, partitions, ledges, and shelving (daily).

9.  Spot-clean partitions, walls, doors, and frames (daily).

10. Replenish all toilet tissue, hand towels, soap, sanitary products, sanitary disposal bags and toilet seat covers (daily).

11. Empty and damp-wipe cigarette urns (daily).

12. Clean air supply vents (monthly).

13. Clean lamps and light fixtures (monthly).

KITCHEN/FOOD SERVICE AREAS

1.  Empty and damp-wipe ashtrays and cigarette urns (daily).

2. Empty and clean all waste baskets and remove waste to a designated container (daily).

3.  Refill waste baskets with plastic liners (daily).

4. Sweep, wash, and rinse all ceramic/vinyl tile flooring and fixture bases with a disinfectant cleaner (daily).

5.  Vacuum all traffic area carpet (daily).

6.  Spot clean carpeting (daily).

7.  Wash and sanitize all sinks, countertops, and appliance tops (daily).

8.  Wash all table tops (daily)

9.  Damp wipe ledges and vertical surfaces (weekly)

10. Clean air supply vents (monthly)

11. Clean lamps and light fixtures (monthly)

GENERAL

1. professional clean interior of all windows (not less frequently than quarterly).

2.  Touch-up paint and repainting (as needed).

3.  Professional carpet cleaning and floor refinishing needed).

                                   EXHIBIT "H"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.





                          BUILDING RULES AND REGULATIONS


         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered, nor shall they be used for any purpose other than ingress and egress to and from the Leased Premises or Common Areas. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the Landlord's prior written consent. No curtains, blinds, shades, interior window treatments or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades, interior window treatments screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by the Landlord.

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Leased Premises or the Building without the Landlord's prior written consent. In the event of the violation of the foregoing, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord and the Tenant's expense and shall be of a size, color and uniform style acceptable to the Landlord.

               "Sign" (as used in the Lease and these Rules) is not limited to, but shall include, raised or illuminated or backlit lettering. Any and all signs shall be in accordance with applicable law and with aesthetic and other criteria developed by the Building's architect.

         4. The skylights, windows and doors that reflect or admit light into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant.

         5. Lamps, other lighting, appliances, equipment, fixtures and machinery in the Leased Premises demised to Tenants which use electrical energy or water shall be disconnected or switched of f other than during hours (i) the Building is required to be open, and (ii) the Tenant is open for business, except if and to the extent necessary to prevent food spoilage or other health hazard, except clocks, and except for items approved in writing as necessary for Tenant's business.

         6. The toilets and urinals and other plumbing fixtures in common areas or in Leased Premises shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown into them. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Waste and excessive or unusual use of water shall not be allowed.

         7. No Tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises demised to him or it, or the Building of which they form a part. Nor boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. The expense of any breakage, stoppage or damage resulting from a violation of this Rule shall be borne by the Tenant who has caused such breakage, stoppage or damage.

         8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Building, and no cooking shall be done or permitted by any Tenant on the Building without written consent of Landlord which may be withheld for any reason. No Tenant shall cause, suffer or permit any unusual or objectionable odors or any nuisance, to be produced upon or permeate from any of the Leased Premises demised to him or it.

         9. No space on or in the Building shall be used for manufacturing, for the storage or retail sale of tangible personal property of any kind, unless Landlord gives its prior written consent to such manufacturing, storage or retail sale, which consent may be unreasonably withheld.

         10. No Tenant shall make, or permit to be made, any unusual or disturbing noises, or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them. No Tenant shall throw anything out of the doors, windows or skylights or down the elevator shafts or along or across the hallways, lobby or other common areas.

         11. No Tenant, nor any of the Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep fluid, chemical or substance, or any matter forbidden or regulated by any insurance company at risk with respect to all or any part of the Building.

         12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in existing locks or the mechanism thereof, without the express written consent of Landlord. Each Tenant must, upon the termination of his Lease, return to the Landlord all keys and access cards, either furnished by Landlord to, or otherwise procured by such Tenant, and in the event of the loss of any keys so furnished, the Tenant shall pay to the Landlord the cost thereof. Neither Tenants, nor their agents or employees shall have any duplicate keys made.

         13. All furniture, building supplies and materials, safes and other heavy property, equipment, machinery and other freight must be moved into and within the Building under the Landlord's supervision and according to such regulations as may be posted in the management office of the Building, but Landlord will not be responsible for loss of or damage to such freight from any cause.

         14. When electric wiring of any kind is introduced it must be connected as directed by the Landlord and no boring or cutting for wires will be allowed except with the Landlord's consent. The location of telephones, telegraph instruments, electric appliance, call boxes, etc., shall be Prescribed, by the Landlord.

No apparatus of any kind shall be connected with the electric wiring without the written consent of the Landlord. The Tenant agrees not to use or connect with the electric wires any more lights than are provided for in each room, or any electric lamp of higher candlepower than provided, or any fan, motor or other apparatus without the Landlord's written consent. The Tenant agrees not to connect with the water pipes any apparatus using water, without the express prior written consent of the Landlord.

         15. Landlord shall have the right to prohibit any advertising by and Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         16. The Leased Premises shall not be used for lodging or sleeping or for immoral or illegal purposes.

         17. The requirements of Tenant will be attended to only upon application at the management office of the Building. Building management employees and contractors shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Landlord.

         18. Canvassing, soliciting and peddling in the Building or surrounding area is prohibited and each Tenant shall cooperate to prevent the same.

             No part of the Building Common Areas shall be used by any Tenant, or any agent or employee of a Tenant, for any advertising, political campaigning or other similar use, including, without limitation, the dissemination of advertising or campaign leaflets or flyers.

         19. The Landlord may waive or modify any one or more of these rules for the benefit of any particular Tenant of the Building, but no such waiver by the Landlord of any such rule or rules shall be construed as a waiver or modification of such rule in favor of any other Tenant or Tenants of the Building, nor prevent the Landlord from thereafter enforcing any such rule against any or all of the Tenants of the Building.

         20. Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety and cleanliness of, and for the preservation of good order in the Building and its Common Areas. If a segment of the parking lot is designated for use by Tenant and its employees, Tenant will cooperate with Landlord in having its employees only park therein.

         21. Reference to Landlord herein shall at Landlord's discretion refer to the then building manager, if any.

         22. No materials may be stored or temporarily placed in halls, stairwells, elevators or any Common Areas. Any materials of the Tenant will be safely and cautiously brought upon through the halls, stairwells, elevators or any Common Areas. Tenant will clean any refuse or remove any materials from these areas.

         23. Tenant shall have access to the roof of the Building only for he purpose of maintaining and repairing that part of the heating, air conditioning and ventilating system individually serving that Tenant's Leased Premises located thereon, subject to the following:

             (a) Only professional maintenance or repair persons designated by the Tenant may enter onto the roof.

            (b) Roof access is only permitted during daylight hours.

            (c) Tenant assumes full responsibility for the acts of such professionals and will reimburse any other party for any damage caused to person or property by such professionals or the Tenant's employees or agents to the transmitting and receiving devices and other systems and/or machinery on the roof.

            (d) Tenant shall give prior notice to Landlord of Tenant's intention to allow its employees or agents on the roof.

         24. Business machines and mechanical equipment used by any Tenant of the Building which cause vibration or noise that may be transmitted to any other portion of the Building, to such a degree to be reasonably objectionable to Landlord or any other Tenant, shall be placed and maintained by such Tenant at its expense in a setting of cork, rubber, or spring-type vibration isolators sufficient to eliminate such vibrations or noise.

                                   EXHIBIT "I"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.





                RULES & REGULATIONS FOR TENANT CONSTRUCTION WORK


         1. All work shall be performed between 7:00 a.m. and 8:00 p.m. Monday through Friday. Night/weekend/holiday schedule only with prior consent of Landlord, with a minimum 24-hour notice to Landlord (any additional security costs to be the sole responsibility of Tenant).

         2. Tenant shall provide a list of contractor, subcontractors, materialmen, suppliers, etc. to Landlord upon request.

         3. Tenant's contractor shall not order or consign shipments to Leased Premises in Landlord's name. Landlord has no responsibility for accepting/receiving materials and supplies (Landlord held harmless from theft, casualty, etc. of materials, supplies, equipment, etc.).

         4. Tenant's contractor shall abide by all federal, state and local laws, including but not limited to laws and regulations effecting the safety of persons and property on the leased Premises or in VIA MIZNER FINANCIAL PLAZA.

         5. Tenant's contractor shall not interfere with any work being performed in or on VIA MIZNER FINANCIAL PLAZA or with the conduct of business of any other tenant.

         6. All Tenant construction activities are to be coordinated through the office of Landlord.

         7. Tenant's contractor shall remove all trash and debris (including dust, spills, stains, etc.) daily or as often as needed so there is no cumulation in or about the Leased Premises and never in the Common Area(s). Any trash or debris in Common Area(s) may only be in transit. Use of common trash container or any other container in or about VIA MIZNER FINANCIAL PLAZA may occur only with prior written consent of Landlord. Contractor may provide its own container only with prior written consent of Landlord and in area designated by Landlord which container must be emptied daily or more often if needed.

         8. Work is shall be performed only in the Leased Premises in Common Areas except connections, if necessary, plumbing for mechanical/electrical, security, or communications

         9. Tenant shall secure utility services prior to commencement of any work. If Tenant's contractor utilizes Landlord's or Common Area utilities (water, electric, etc.), Tenant will pay Landlord $100.00/day for such usage.

         10. Any interruption of building or other Tenant mechanical/electrical (including HVAC),plumbing, security or communications services required due to connection shall occur only with Landlord's express prior consent (with a minimum 48-hour notice to Landlord), and must occur prior to 7:00 a.m. or after 8:00 p.m. or at such other time as Landlord may designate.

        11. Contractors shall park, deliver, and use entrances, stairwells, elevators, and other areas only as designated by Landlord. Access to the roof, if required, will be permitted only with express prior consent of Landlord (with a minimum 46-hour notice).

        12. No fumes or odors (including but not limited to paint, varnish, or solvents) will be permitted to permeate the Common Areas within VIA MIZNER FINANCIAL PLAZA or other Tenant premises. Any use of such materials that may activate life safety systems is permitted only with express prior consent of Landlord (with a minimum 46-hour notice).

        13. Tenant and Tenant's contractor are responsible for any damage to VIA MIZNER FINANCIAL PLAZA, Common Areas, or other Tenant premises that may occur as a result of Tenant's construction or construction activities.

        14. Any damage, accident, or casualty that occurs during the Tenant's construction must be reported by a written damage report and/or accident/casualty report submitted by the Tenant to the Landlord. Such written report shall be delivered to Landlord no later than forty-eight (48) hours after the damage, accident or casualty occurs.

                                   EXHIBIT "J"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.



                           FORMULA FOR CALCULATION OF
                           AREA WITHIN LEASED PREMISES




1.      GROUND FLOOR RENTABLE AREA.

        The square feet in a ground floor area shall be computed by measuring from the exterior building walls and from the inner surface of corridor and other permanent partitions and to the center of partitions that separate the premises from adjoining rentable areas.

        No deduction shall be made for vestibules inside the building line or from columns or projections necessary to the building.

2.      UPPER FULL FLOOR RENTABLE AREA.

        The rentable area of all floors above the ground floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls excluding any major vertical penetrations of the floor.

        No deductions shall be made for columns and projections necessary for the building.

3.      MULTIPLE TENANT FLOOR USABLE AREA.

        The usable area of an office shall be computed by measuring the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls.

        No deductions shall be made for columns and projections necessary to the building.

4.      MULTIPLE TENANT FLOOR RENTABLE AREA.

        The rentable area of an office on the floor shall be computed by multiplying the usable area of that office by quotient of the division of the total rentable area of the floor by the total usable area of the floor.

                                                Total Rentable
                                                 Area of the
        Rentable Area of Office = Usable Area x     Floor
                                  of Office     --------------
                                                 Total Usable
                                                 Area of the
                                                    Floor

        For purposes of calculating the Rentable core area will not exceed eighteen percent (18%)of the Total Rentable Area of the Floor. Total Rentable Area for a Multiple Tenant Floor as set forth in this Paragraph 4 shall be the same as Total Rentable Area for an Upper Full Floor as set forth in Paragraph 2 above.


DEFINITIONS:

(a) "Finished Surface" shall mean a wall, ceiling or floor surface, including glass, as prepared for tenant use, excluding the thickness of any special surfacing material such as paneling, furring strips and carpet.

(b) "Dominant Portion" shall mean that portion of the inside finished surface of the permanent outer building wall which is 50% or more of the vertical floor-to-ceiling dimension measured at the dominant portion. If there is no dominant portion, or if the dominant portion is not vertical, the measurement for area shall be to the inside finished surface of the permanent outer building wall where it intersects the finished floor.

(c) "Major Vertical Penetrations" shall mean stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, which serve more than one floor of the building, but shall not include stairs, dumb-waiters, lifts, and the like, exclusively serving a tenant occupying offices on more than one floor.

(d) "Office" shall mean the premises leased to a tenant for which a measurement is to be computed.

                                   EXHIBIT "K"

                                       TO

                                 LEASE AGREEMENT

                          Between VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.


















                              INTENTIONALLY OMITTED
                              ---------------------

                                   EXHIBIT "L"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.



                               MEMORANDUM OF LEASE

                                  (SHORT FORM)



         THIS MEMORANDUM OF LEASE, made as of the _________ day of ____ __________, l9__, by and between VIA MIZNER ASSOCIATES, a Florida general partnership, herein called the "Landlord", and IVY MANAGEMENT, INC., a Massachusetts corporation, herein called the "Tenant".

                          W I T N E S S E T H   T H A T

         1. Landlord and Tenant have entered into a Lease of the following described real property, situated in Palm Beach County, Florida, to-wit:

         [The legal description to be inserted here shall be the description in Exhibit "B" of the Lease.]

         This Memorandum is intended to give all persons notice of the Lease specifically including the notices expressly set forth in this Memorandum.

         2. Tenant is precluded by the terms of said Lease from creating or allowing to be created against Landlord's title to or interest in the demised property, any mechanic's or materialman's liens, and all persons claiming by, through, under or against Tenant, are hereby notified that Tenant has no power or authority to subject the title or interest of Landlord, as fee owner of the demised property, to any claim for any such lien. All persons dealing with Tenant and claiming by, through, under or against Tenant shall look entirely to Tenant for the payment of any and all charges incurred in improving the demised property at any time during the term of the Lease.

         3. The term of the Lease commences on _____________ and terminates on _______________. As of the date of termination of the Lease, this Memorandum and the notices provided hereunder shall cease and be deemed null and void. If requested by Landlord, Tenant agrees upon termination of the Lease to execute a cancellation and termination of this Memorandum.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be executed as required by law, on the day and year first above written.

                                      VIA MIZNER ASSOCIATES, a
                                      Florida general partnership,
                                      LANDLORD

                                      BY:  SVMP, LTD., A Florida
                                           limited partnership
                                           General Partner of Via
                                           Mizner Associates

                                      BY:  SVMP, INC., a Florida
Signed sealed and delivered                corporation, General
in the presence of:                        Partner of SVMP, LTD.

                                           By:
---------------------------                   ---------------------------
                                              Bill Shubin, President

---------------------------
As to Landlord                                     (Corporate Seal)



                                           IVY MANAGEMENT, INC.,
Signed sealed and delivered                a Massachusetts corporation,
in the presence of:                        Tenant

                                      By:
---------------------------                ---------------------------
                                                (Corporate Seal)
---------------------------
As to Tenant



STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this _____ day of ___________, 19__, by BILL SHUBIN, president of SVMP, INC., a Florida corporation, General Partner of SVMP, LTD., a Florida limited partnership, General Partner of VIA MIZNER ASSOCIATES, a Florida general partnership, on behalf of VIA MIZNER ASSOCIATES, a Florida general partnership who is personally known to me and who did not take an oath.


                                       -------------------------------------
                                       Notary Public

My Commission Expires:
                                       -------------------------------------
                                       Printed Name of Notary

                                Notary commission No.:
                                                      ----------------------

STATE OF
        -----------------
COUNTY OF
         ----------------

         The foregoing instrument was acknowledged before me this _______ day of '__________________, 199__, by ________________, ____________________ of IVY
MANAGEMENT, INC., a Massachusetts corporation, on behalf of said corporation, who has produced ________________________ as identification and who did not take an oath.


                                                 -----------------------------
                                                 Notary Public

My Commission Expires:

                                                 -----------------------------
                                                 Printed name of Notary

                                           Notary Commission No.:
                                                                 -------------




This instrument prepared by:
James H. Hankins
Osborne, Hankins, MacLaren & Redgrave
P.O. Drawer 40
Boca Raton, Florida 33429

                                   EXHIBIT "M"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                                       AND

                              IVY MANAGEMENT, INC.



         SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
         -------------------------------------------------------

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") executed between FIRST UNION NATIONAL BANK OF FLORIDA ("Mortgagee") and IVY MANAGEMENT, INC., a Massachusetts ("Tenant").

                                  WITNESSETH:

         WHEREAS, VIA MIZNER ASSOCIATES, a Florida general partnership, ("Landlord") has entered into a certain lease ("Lease) with Tenant dated _________________, 19____, relating to the premises described in Exhibit "A" attached hereto and made a part hereof ("Premises"); and

         WHEREAS, Mortgagee has made a mortgage loan to Landlord evidenced by a

Mortgage and Security Agreement covering the premises dated ___________ , 19__ and recorded _________, 19__ in Official Records Book ____________ at Page___ of the Public Records of Palm Beach County, Florida ("Mortgage"). NOW THEREFORE, it is mutually agreed as follows:

         1. The Lease is and shall be subject and subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage.

         2. In the event of a foreclosure of the Mortgage or should Mortgagee obtain title by deed in lieu thereof, or otherwise, Mortgagee, for itself, its successors or assigns, agrees that Tenant may continue its occupancy of the Premises in accordance with the terms and provisions of the Lease, so long as Tenant continues to pay rent and otherwise to perform its obligations under the Lease. Mortgagee agrees not to name Tenant as a party defendant in any foreclosure action.

         3. Tenant agrees to attorn to: (a) Mortgagee when in possession of the Premises; (b) a receiver appointed in an action or proceeding to foreclose the Mortgage or otherwise; or (c) to any party acquiring title to the Premises as a result of foreclosure of the Mortgage or deed in lieu thereof. Tenant further covenants and agrees to execute and deliver, upon request of Mortgagee, or its assigns, an appropriate agreement of attornment with any subsequent titleholder of the Premises.

         4. So long as the Mortgage on the Premises remains outstanding and unsatisfied, Tenant will deliver to Mortgagee a copy of all notices permitted or required to be given to Landlord by Tenant pursuant to which the Tenant proposes to abate or reduce the rental payable under the Lease or to terminate or cancel the Lease, and that no such notices to Landlord shall be effective, unless a copy of such notice is also delivered to Mortgagee. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default or failure of performance under the Lease as therein provided, Mortgagee shall have the right (but not the obligation) to cure such default or failure of performance within thirty (30) days, or a reasonable period of time (whichever is the later to occur), from Mortgagee's receipt of such written notice from Tenant stating the nature of such default or failure of performance.

         5. Tenant certifies that the Lease has been duly executed by Tenant; that Tenant has not made any side agreements with Landlord, except as disclosed to Mortgagee; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

         6. If Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; provided further, however, that Mortgagee shall not be:

         (a) liable for any warranty, act or omission of any prior landlord (including Landlord); or

         (b) subject to any offsets or defense which Tenant might have against any prior landlord (including Landlord), except those which arose out of such Landlord's default under the Lease and accrued after Tenant has notified Mortgagee and given Mortgagee an opportunity to cure as provided herein; or

         (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

         (d) bound by any amendment or modification of the Lease or any collateral agreement made without Mortgagee's consent.

     7. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

     8. MORTGAGEE AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS AND THIRD-PARTY CLAIMS) ARISING IN CONNECTION WITH EACH OF THE PARAGRAPHS OF THIS AGREEMENT,THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN, AND ALL AND ANY COMBINATIONS OF THE FOREGOING. TENANT HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE MORTGAGEE NOR THE MORTGAGEE'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE MORTGAGEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE TILLS WAIVER OF RIGHT TO JURY TRIAL PROVISION. TENANT ACKNOWLEDGES THAT THE MORTGAGEE HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS AGREEMENT, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below their respective signatures.

Signed, sealed and delivered                      MORTGAGEE:
in the presence of:

                                                  FIRST UNION NATIONAL BANK OF
                                                  FLORIDA

                                              By:
------------------------                         -------------------------------
                                                  Title:
------------------------                                ------------------------
                                                  Date:
                                                       -------------------------
Signed, sealed and delivered
in the presence of:

                                                  TENANT:

                                                  IVY MANAGEMENT, INC. a
                                                  Massachusetts corporation

                                              By:
------------------------                         -------------------------------
                                                  Title:
------------------------                                ------------------------
                                                  Date:
                                                       -------------------------

STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this __________ day of ___________, l99_, by _____________, ____________ of FIRST UNION NATIONAL
BANK OF FLORIDA, on behalf of said corporation, who has produced ______________ ______________ as identification and who did not take an oath.


                                                  ------------------------------
                                                  Notary Public
My Commission Expires:
                                                  ------------------------------
                                                  Printed Name of Notary.

                                             Notary Commission No.
                                                                  --------------



STATE OF _______________
COUNTY OF ______________

         The foregoing instrument was acknowledged before me this _____ day of ________________, l99__, by __________________ of IVY MANAGEMENT, INC., a
Massachusetts corporation, on behalf of said corporation, who has produced _______________________ as identification and who did not take an oath.

                                                  -----------------------------
                                                  Notary Public
My Commission Expires:
                                                  ------------------------------
                                                  Printed Name of Notary
                                            Notary Commission No.____________

                                   EXHIBIT "N"

                                       TO

                                 LEASE AGREEMENT

                          BETWEEN VIA MIZNER ASSOCIATES

                            AND IVY MANAGEMENT, INC.



                       COLLATERAL ACCOUNT ESCROW AGREEMENT



         This Collateral Account Escrow Agreement (the "Agreement") is entered into this 31st day of January, l992 by and between VIA MIZNER ASSOCIATES a Florida' general partnership (the "Landlord") and IVY MANAGEMENT, INC., a Massachusetts corporation (the "Tenant") and BARNETT BANK OF FLORIDA (the "Escrow Agent")

                                   WITNESSETH

         WHEREAS, Landlord an Tenant have entered into a Lease Agreement dated 31ST day in January, 1992, pursuant to which Tenant will occupy leased premises in Suite No. 201,798 S. Federal Highway, of Via Mizner Financial Plaza (hereinafter referred to as the "Lease"); and

         WHEREAS, Paragraph 6 of Exhibit Two of the Lease provides that under certain circumstances Landlord and Tenant enter into this Agreement for purposes of establishing a Collateral Account to constitute a fund to guaranty payment of the Tenant's obligations under the terms of the Lease; and

         WHEREAS, BARNETT BANK OF FLORIDA has agreed to serve as Escrow Agent under this Agreement;

         NOW, THEREFORE, for and in consideration of the sum of $10.00 paid by each of the parties hereto to the other parties, in further consideration of the terms and provisions of the Lease and in consideration of other good and valuable considerations delivered by the parties to each other, Landlord, Tenant and Escrow Agent agree as follows:

         1. If required by Paragraph 7 of Exhibit Two of the Lease, Tenant shall deliver to Escrow Agent simultaneously with the execution of this Escrow Agreement an amount equal to the required Account Balance for the Lease Year in which the collateral account is required, to be held in escrow by Escrow Agent pursuant to the terms and conditions of this Agreement.

         2. The funds held in escrow pursuant to and in accordance with this Agreement establish the Collateral Account as provided in the Lease and shall be held by Escrow Agent as security to guarantee payment of Tenant's obligations under the terms of the Lease as follows:

                              Escrow Funds Required
                     Lease Year                Account Balances
                     ----------                ----------------
                         1                         $823,932
                         2                          823,932
                         3                          719,490
                         4                          615,048
                         5                          510,606
                         6*                         406,164

*And any Option Terms (if any)

         3. Landlord and Tenant acknowledge and agree that the sums escrowed with Escrow Agent pursuant to this Agreement shall be held to guaranty payment by Tenant to Landlord of Tenant's obligations due and owing pursuant to the Lease. If the payment of any obligation of Tenant is not received by Landlord within fifteen (15) days of its due date, and further after ten (10) days following written notice to Tenant of such non-payment, Landlord may deliver written notice of such fact to Escrow Agent, together with an affidavit made under oath by Landlord stating that a payment has not been received, and Escrow Agent shall be authorized to disburse and shall disburse funds from the escrowed monies under this Agreement to pay Landlord for such payment due from Tenant. The Escrow Agent, upon receipt of the aforesaid written notice and affidavit, shall deliver to Landlord from the funds escrowed pursuant to this Agreement the delinquent payment due Landlord by Tenant as set forth in Landlord's notice and affidavit.

         4. Provided Tenant is not in default, Tenant shall be entitled to receive from Escrow Agent any funds held by Escrow Agent in excess of the Account Balance required for each Lease Year. Tenant shall request release of any such excess funds by written notice to Escrow Agent AND Landlord at any time such excess funds may exist. Escrow Agent shall release such excess funds within fifteen (15) days of Tenant's request unless Escrow Agent has received written notice from Landlord objecting to Tenant's request for excess funds together with an affidavit under oath identifying the reason or reasons which constitute the basis for the Escrow Agent to continue holding all or a portion of the funds requested by Tenant.

         5. The funds paid to Escrow Agent by Tenant pursuant to this Agreement shall be deposited by Escrow Agent. The funds deposited shall be invested in United States Treasury Bills, Bonds and Notes. Subject to the foregoing, investment direction of the funds deposited shall be the sole responsibility of Tenant and all interest earned on the funds deposited shall be paid to Tenant.

         6. Any Escrow Agent receiving funds or equivalent pursuant to this Agreement is authorized and agrees by acceptance thereof to deposit promptly and to hold same in escrow and subject to clearance thereof to disburse same in accordance with terms and conditions of this Agreement. Failure of clearance of funds shall not excuse performance by the Tenant. In the event of doubt as to Escrow Agent's duties or liabilities under the provisions of this Agreement, the Escrow Agent may, in Escrow Agent's sole discretion, continue to hold the subject matter of this escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or Escrow Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of accounting for any items theretofore delivered out of escrow. In the event of any suit between Landlord and Tenant wherein the Escrow Agent is made a part by virtue of acting as an Escrow Agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover reasonable attorney's fees and costs incurred, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Landlord or Tenant of items subject to this escrow, unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent.

         7. This Agreement shall be deemed terminated and cancelled upon Escrow Agent releasing all funds held pursuant to this Agreement. Upon the expiration of the sixth (6th) lease year, Escrow Agent shall release all funds held pursuant to this Agreement, not otherwise disbursed hereunder, to Tenant.

         8. No prior or present agreements or representations shall be binding upon any of the parties hereto unless incorporated in this Agreement. No modification or change in this Agreement shall be valid or binding upon the parties unless in writing, executed by the parties to be bound thereby.

         9. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Witnesses:                                   VIA MIZNER ASSOCIATES, a
                                             Florida general partnership,
/s/ (ILLEGIBLE)                              Landlord
-------------------------
/s/  Patricia A. Hill                        By: /s/ (ILLEGIBLE)
-------------------------                       ---------------------------



Witnesses:                                   IVY MANAGEMENT, INC. a
                                             Massachusetts corporation,
/s/ (ILLEGIBLE)                              Tenant
-------------------------
/s/ Patricia A. Hill                         By: /s/ (ILLEGIBLE)
-------------------------                       ----------------------------





                            Escrow Agent's Acceptance

         The undersigned, the Escrow Agent, under this Agreement hereby agrees to serve as Escrow Agent pursuant to the terms and provisions of the foregoing Agreement.

Dated:___________________, 19__


                                             BARNETT BANK OF FLORIDA,
                                             Escrow Agent


                                             By
                                               -----------------------------

                                    GUARANTY

STATE OF FLORIDA
COUNTY OF  PALM BEACH
           ------------------


         WHEREAS, VIA MIZNER ASSOCIATES, a Florida general partnership, as Landlord, and IVY MANAGEMENT, INC., a Massachusetts corporation, as Tenant, have executed a lease dated the 31st day of January, 1992 with respect to certain Leased Premises in VIA MIZNER FINANCIAL PLAZA located at Suite 201, 798 S. Federal Highway, Boca Raton, Florida 33432 (this Guaranty Agreement being attached to a copy of said lease which is executed contemporaneously herewith, said lease being referred to hereinafter as the "Lease"); and

         WHEREAS, MACKENZIE INVESTMENT MANAGEMENT INC., a Delaware corporation (hereinafter "Mackenzie") and the Tenant have requested Landlord to enter into, execute and deliver said Lease on the condition that Mackenzie execute this Agreement as Guarantor and it is acknowledged that Landlord would not enter into said Lease without the execution of this Guaranty; and

         WHEREAS, the Mackenzie has agreed to execute this Guaranty in order to induce the Landlord to enter into, execute and deliver the aforesaid Lease;

         NOW THEREFORE, in consideration of the execution and delivery of the aforesaid Lease by the Landlord, and for other valuable consideration, receipt of which is. hereby acknowledged by the Guarantors, it is agreed as follows:

         1. Mackenzie does hereby guarantee to the Landlord and to any mortgagee holding a mortgage upon the interest of Landlord in the Leased Premises, the due and punctual payment of all rent. payable under said Lease, and each and every installment thereof, as well as the full and prompt and complete performance by the Tenant of all and singular covenants, conditions and provisions contained in said Lease on the part of the Tenant therein to be kept, observed and performed, for the full term of said Lease and any EXTENSION thereof, AS PERMITTED BY THE LEASE, with no less force and effect than if Mackenzie was named as the Tenant in said Lease, and Mackenzie will forthwith on demand pay all amounts at any time in arrears, and will make good any and all defaults of Tenant occurring under said Lease.

         2. This Guaranty shall be absolute, continuing and unlimited, and the Landlord shall not be required to take any proceedings against the Tenant, or give any notice to Mackenzie before the Landlord has the right to demand payment or performance by Mackenzie. This Guaranty and the liability of Mackenzie hereunder shall in no way be impaired or affected by any assignment which may be made of said Lease, or any subletting thereunder, or by any extension(s) of the time for payment of any rental or any other sums provided to be paid by Tenant, or by any forbearance or delay in enforcing any of the terms, conditions, covenants or provisions of said Lease or any amendment, modification or revision of said Lease. Mackenzie consents and agrees (without affecting this Guaranty or the liability of Mackenzie hereunder) that the Landlord may, without notice to or consent of Mackenzie, and upon such terms as the Landlord may deem advisable, and with or without consideration: (i) extend by renewal or otherwise as often as the Landlord may wish the time of payment of any indebtedness owing by the Tenant to the Landlord; or (ii) include additional space within the Tenant's Leased Premises; or (iii) modify, amend, extend the period of duration, or extend the scope of the Tenant's obligations; or (iv) settle or compromise any claim of the Landlord against the Tenant or against any other person, firm or corporation claiming by, through or under the Tenant; or (v) release in whole or in part from time to time any person or entity liable for any obligation or indebtedness of the Tenant to the Landlord and in such event, any such release shall not affect the liability of Mackenzie for any and all obligations of the Tenant to the Landlord. Mackenzie hereby ratifies and confirms any such extensions, renewals, releases, surrenders, exchanges, modifications, settlements, or compromises, and all such actions which may occur from time to time shall be binding upon Mackenzie. Mackenzie hereby expressly waives all defenses, counterclaims or offsets which Mackenzie might have by reason thereof. Mackenzie further hereby waives any right of subrogation in or under the Lease or any other document evidencing the Lease or in any way relating to any obligation of the Tenant to the Landlord which is or may be covered by this Guaranty, or in the right, title and interest of the Landlord in and to any collateral or security held by the Landlord or relating to the Landlord's interest in the Lease. All and any such rights of subrogation and participation being collectively hereby expressly waived and released by Mackenzie.

         3. No action or proceeding brought or instituted under this Guaranty against Mackenzie, and no recovery had in pursuance thereof shall be any bar or defense to any further action or proceeding which may be brought under this Guaranty by reason of any further default or defaults of Tenant.

         4. The liability of Mackenzie shall not be deemed to be waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any creditors, receivership, bankruptcy (including Chapter X or Chapter XI bankruptcy proceedings or other reorganization proceedings under the Bankruptcy Act) or other proceedings, or the rejection or disaffirmance of the Lease in any proceedings.

         5. There shall be no modification of the provisions of this Guaranty unless the same be in writing and signed by Mackenzie and the Landlord. Mackenzie also absolutely and unconditionally guarantee the full and timely performance of all duties, obligations and payments whatsoever of the Tenant to the Landlord, whether now existing or hereinafter arising, and agrees that in the event the Tenant fails to fully and timely perform any of said duties, obligations or payments to fully and timely perform same.

         6. All of the terms, agreements and conditions of this Guaranty shall be joint and several, and shall extend to and be binding upon Mackenzie, its successors and administrators and shall inure to the benefit of the Landlord, its successors, and assigns, and to any future owner of the fee of the premises referred to in the Lease, and to any mortgage on the fee interest of the Landlord in the Leased Premises. This Guaranty and the obligations and duties of Mackenzie under this Guaranty shall survive the expiration or termination of the Lease.

         7. In the event Landlord employs the services of an attorney to enforce the provisions of this Guaranty, Mackenzie agrees to pay all costs, charges and expenses of enforcement or collection to this Guaranty, including but not limited to attorneys' fees if this Guaranty is placed in the hands of an attorney for enforcement or collection whether or not a complaint is filed, including such attorneys' fees incurred prior to the institution of litigation, or in litigation, trial and appellate review, in arbitration, bankruptcy or other administrative or judicial proceedings.

         8. MACKENZIE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS AND THIRD-PARTY CLAIMS) ARISING IN CONNECTION WITH EACH OF THE PARAGRAPHS OF THIS GUARANTY, THE

LEASE AND THE TRANSACTIONS CONTEMPLATED THEREIN, AND ALL AND ANY COMBINATIONS OF THE FOREGOING.

         9. This Guaranty supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby and this Guaranty sets forth the entire understanding between the parties.

         10. If any term of this Guaranty is illegal or unenforceable at law or in equity, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of any applicable law or laws and such term, as so modified, and the balance of this Guaranty shall then be fully enforceable. By execution hereof, Mackenzie acknowledges and agrees that a default or breach by Tenant of the Lease to which this Guaranty is appended shall be and constitutes a default (event of default) under the terms of that certain lease between Mackenzie and Landlord dated May 10, 1989 (as amended) demising Suite 300, 700 S. Federal highway, Boca Raton, Florida.

         11. This Guaranty is delivered and made in, and shall be construed in accordance with and governed by, the laws of the State of Florida, and is binding upon Mackenzie and the legal representatives and successors of Mackenzie, and shall inure to the benefit of the Landlord, its successors and assigns.

         IN WITNESS WHEREOF, Mackenzie has hereunto executed this Guaranty on the day of 31st day of January, 1991.

                                       MACKENZIE INVESTMENT MANAGEMENT
                                       INC., a Delaware corporation

                                     By: /s/ (ILLEGIBLE)
                                        --------------------------------

                                              (Corporate Seal)

                          [ATTACH CORPORATE RESOLUTION]

----------
VIA MIZNER
----------
     February 20, 1992

     C. William Ferris
     Ivy Management, Inc.
     700 South Federal Highway
     Suite 300
     Boca Raton, Florida  33432

     RE: IVY LEASE AT VIA MIZNER
         MEMORANDUM OF LEASE & NOTICE OF COMMENCEMENT


     Dear Bill:

     Enclosed are the following documents:

         1. Memorandum of Lease; and

         2. Notice of Commencement.

     It is important that these documents be executed and recorded in connection with the construction of the 796 Suite.

     Please have the documents reviewed, then execute them and return them to me. We will take care of the recording.

     If you have any questions, please do not hesitate to contact me at 395-2000.

     Thank you.

     Sincerely,
     VIA MIZNER FINANCIAL PLAZA


     /s/ John M. Wargo
     -----------------------------
     John M. Wargo


     JMW\dm

     Enclosures

----------
VIA MIZNER
----------
        February 20, 1992

        C.William Ferris
        Ivy Management, Inc.
        700 South Federal Highway
        Suite 300
        Boca Raton, Florida  33432

        RE:  IVY LEASE AT VIA MIZNER
             MEMORANDUM OF LEASE & NOTICE OF COMMENCEMENT

        Dear Bill:

        Enclosed are the following documents:

             1.  Memorandum of Lease; and

             2.  Notice of Commencement.

        It is important that these documents be executed and recorded in connection with the construction of the 798 Suite.

        Please have the documents reviewed, then execute them and return them to me. We will take care of the recording.

        If you have any questions, please do not hesitate to contact me at 395-2000.

        Thank you.

        Sincerely,

        /s/ John M. Wargo
        --------------------------
        John M. Wargo


        JMW\dm

        Enclosures

                               MEMORANDUM OF LEASE
                               -------------------

                                  (SHORT FORM)

         THIS MEMORANDUM OF LEASE, made as of the 28th day of February, 1992, by and between VIA MIZNER ASSOCIATES, a Florida general partnership, herein called the "Landlord', and IVY MANAGEMENT, INC., a Massachusetts corporation, herein called the "Tenant".

                          W I T N E S S E T H   T H A T

         1. Landlord and Tenant have entered into a Lease of the following described real property, situated in Palm Beach County, Florida, to-wit:

                                 SEE EXHIBIT "A"
                     ATTACHED HERETO AND MADE A PART HEREOF

         This Memorandum is intended to give all persons notice of the Lease specifically including the notices expressly set forth in this Memorandum.

         2. TENANT IS PRECLUDED BY THE TERMS OF SAID LEASE FROM CREATING OR ALLOWING TO BE CREATED AGAINST LANDLORD 'S TITLE TO OR INTEREST IN THE DEMISED PROPERTY, ANY MECHANIC'S OR MATERIALMAN'S LIENS, AND ALL PERSONS CLAIMING BY, THROUGH, UNDER OR AGAINST TENANT, ARE HEREBY NOTIFIED THAT TENANT HAS NO POWER OR AUTHORITY TO SUBJECT THE TITLE OR INTEREST OF LANDLORD, AS FEE OWNER OF THE DEMISED PROPERTY, TO ANY CLAIM FOR ANY SUCH LIEN. All persons dealing with TENANT and claiming by, through, under or against TENANT shall look entirely to TENANT for the payment of any and all charges incurred in improving the demised property at any time during the term of the Lease.

         3. The term of the Lease commences on May 1, 1992 (or earlier as provided for in the Lease) and terminates on September 30, 2001 (subject to the terms of a cancellation provision as provided for in the Lease) and two (2) consecutive five (5) year renewal options. As of the date of termination of the Lease, this Memorandum and the notices provided hereunder shall cease and be deemed null and void. If requested by Landlord, Tenant agrees upon termination of the Lease to execute a cancellation and termination of this Memorandum.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be executed as required by law, on the day and year first above written.

                                              VIA MIZNER ASSOCIATES, a
                                              Florida general partnership,
                                              LANDLORD

                                              BY: SVMP, LTD., a Florida
                                                  limited partnership,
                                                  General Partner of Via
                                                  Mizner Associates

                                              BY: SVMP, INC., a Florida
Signed, sealed and delivered                      corporation, General
in the presence of:                               Partner of SVMP, LTD.

                                                  By:
                                                     --------------------
                                                     Bill Shubin, President
---------------------------
                                                         (Corporate Seal)
---------------------------
As to Landlord

                                            IVY MANAGEMENT, INC.
Signed, sealed and delivered                a Massachusetts corporation
in the presence of:                         Tenant


/s/ Patricia A. Hill                     By: /s/ C. William Ferris
----------------------------                -----------------------------
/s/ (ILLEGIBLE)                             C. William Ferris
----------------------------                Vice President-Finance and
As to Tenant                                Administration


                                                  (Corporate Seal)

STATE OF FLORIDA
COUNTY OF PALM BEACH

        The foregoing instrument was acknowledged before me this ______ day of ______________, l9__, by BILL SHUBIN, President of SVMP, INC., a Florida corporation, General Partner of SVMP, LTD., a Florida limited partnership, General Partner of VIA MIZNER ASSOCIATES, a Florida general partnership, on behalf of VIA MIZNER ASSOCIATES, a Florida general partnership who is personally known to me and who did not take an oath.


                                            --------------------------------
My Commission Expires:                      Notary Public


                                            --------------------------------
                                            Printed Name of Notary

                                      Notary Commission No.
                                                           -----------------

STATE OF FLORIDA
        ----------
COUNTY OF PALM BEACH
         -----------

            The foregoing instrument was acknowledged before me this 5th day of MARCH, l992 by C. William Ferris, Vice President-Finance and Administration of IVY MANAGEMENT, INC., a Massachusetts corporation, on behalf of said corporation, who has produced a drivers license as identification and who did not take an oath.

                                    /s/ Patricia A. Hill
                                    -------------------------
                                    Notary Public

My Commission Expires: 2/6/93
                                    /s/ Patricia A. Hill
                                    ---------------------------
                                    Printed Name of Notary

                              Notary Commission No.
                                                   -----------
This instrument prepared by:
James M. Hankins
Osborne, Hankins, MacLaren & Redgrave
P.O. Drawer 40
Boca Raton, Florida 33429

                               MEMORANDUM OF LEASE
                                   EXHIBIT "A"

Tenant's leasehold interest in and to Suite 201 at 798 S. Federal Highway, Boca Raton, Florida, located on the following described property:

A portion of Blocks 22, 33, 25A, 26, "DE SOTO ROAD" "S.E. 7th Street", and. S.E. 8th Street as shown on the plat of Spanish River Land Company's Plat "A", as recorded in Plat Book 16, Pages 27 through 30, inclusive of the Public Records of Palm Beach County, Florida and a portion of Lot 33, Block 31 of the Plat of Mizner Development Corporation Plat 1, as recorded in Plat Book 3, Page 37 of the Public Records of Palm Beach County, Florida, being more particularly described as follows:

Commencing at the southwest corner of said Block 25A; thence South along the east right-of-way line of that 80.00 foot right-of-way for Federal Highway, as shown on said Plat, a distance of 5.00 feet; thence east a distance of 28.00 feet to the Point of Beginning; thence continuing east, a distance of 142.00 feet; thence north, a distance of 190.00 feet; thence east, a distance of 18.00 feet; thence north, a distance of 72.45 feet to a point of intersection with the southerly boundary line of the plat "Boca Raton Hotel and Club", as recorded in Plat Book 53, Page 129 of the Public Records of Palm Beach County, Florida; thence northwesterly along said southerly boundary line along the arc of a curve to the right whose radius point bears N. 40 (degrees) 43'32" E. having a radius of 375.00 feet, a central angle of l5 (degrees) 50'09", an arc distance of
103.64 feet to a point; thence west, a distance of 91.73 feet; thence south, a distance of 340.00 feet to the Point of Beginning; said lands situate in the City of Boca Raton, Palm Beach County, Florida.

Permit No. 920232        Tax Folio No. 06-43-47-28-03-020-0010


                             NOTICE OF COMMENCEMENT

        THE UNDERSIGNED hereby gives notice that improvement will be made to certain real property, and in accordance with Chapter 713, Florida Statutes, the following information is provided in this Notice of Commencement.

1.      Description of property:

        Legal Description:

        See Exhibit A attached hereto and made a part hereof.

        Street Address (if available):

        798 S. Federal Highway, Suite 201
        Boca Raton, Florida 33432

2.      General description of improvement:

        Interior office buildup of Tenant's leasehold interest in Suite 201 of 798 S. Federal Highway, Boca Raton, Florida

3.      Owner information:

        a. Name and address
           of Tenant:                        Ivy Management, Inc.
                                             798 S. Federal Highway, Suite 300
                                             Boca Raton, Florida 33432

        b. Interest in property:  Tenant's leasehold interest

        c. Name and address of fee simple title holder (if other than Owner):

                                    Via Mizner Associates
                                    P.O. Drawer 40
                                    Boca Raton Florida 33429

4.      Contractor:  Coordinated Building Systems, Inc.
                     P.O. Box 6298
                     Boca Raton, Florida 33427

5.      Surety:  N/A

6.       Lender:  (name and address)  N/A

7. Persons within the State of Florida designated by Owner upon whom notices or other documents may be served as provided by Section 713.13(l)(a)7., Florida Statutes: (name and address) C. William Ferris, Ivy Management, Inc., Suite 300, 798 South Federal Highway, Boca Raton, Florida 33432.

8. In addition to himself, Owner designates James M. Hankins, of Osborne, Hankins, MacLaren & Redgrave, P. 0. Drawer 40, Boca Raton, Florida 33429 to receive a copy of Liner's Notice as provided in Section 713.13(l)(b), Florida Statutes.

9.       Expiration date of notice of commencement: July l, 1992

                                      IVY MANAGEMENT, INC.,
                                      a Massachusetts corporation,
                                      Owner

                                  By: /s/ C. William Ferris
                                      -----------------------------
                                      C. WILLIAM FERRIS,
                                      Vice President-Finance and
                                      Administration

                                           (Corporate Seal)



STATE OF FLORIDA
COUNTY OF PALM BEACH

        The foregoing instrument was acknowledged before me this 5TH day of March ,1992, by C. William Ferris, Vice President-Finance and Administration of IVY MANAGEMENT, INC., a Massachusetts corporation, on behalf of said corporation, who has produced a drivers license as identification and who did not take an oath.

My Commission Expires: 2/6/93                  /s/ Patricia A. Hill
                                               -----------------------------
                                               Notary Public

                                               /s/ Patricia A. Hill
                                               -----------------------------
                                               Printed Name of Notary

                                          Notary Commission No._____________

                             NOTICE OF COMMENCEMENT
                                   EXHIBIT "A"



Tenant's leasehold interest in and to Suite 201 at 798 S. Federal Highway, Boca Raton, Florida, located on the following described property:

A portion of Blocks 22, 33, 25A, 26, "DE SOTO ROAD", "S. E. 7th Street", and S.
E. 8th Street as shown on the plat of Spanish River Land Company's Plat "A", as recorded in Plat Book 16, Pages 27 through 30, inclusive of the Public Records of Palm Beach County, Florida and a portion of Lot 33, Block 31 of the Plat of Mizner Development Corporation Plat 1, as recorded in Plat Book 3, Page 37 of the Public Records of Palm Beach County, Florida, being more particularly described as follows:

Commencing at the southwest corner of said Block 25A; thence South along the east right-of-way line of that 80.00 foot right-of-way for Federal Highway, as shown on said Plat, a distance of 5.00 feet; thence east a distance of 28.00 feet to the Point of Beginning; thence continuing east, a distance of 142.00 feet; thence north, a distance of 190.00 feet; thence east, a distance of 18.00 feet; thence north, a distance of 72.45 feet to a point of intersection with the southerly boundary line of the plat "Boca Raton Hotel and Club", as recorded in Plat Book 53, Page 129 of the Public Records of Palm Beach County, Florida; thence northwesterly along said southerly boundary line along the arc of a curve to the right whose radius point bears N. 40 (degrees) 43'32" E. having a radius of 375.00 feet, a central angle of l5 (degrees) 50'09", an arc distance of
103.64 feet to a point; thence west, a distance of 91.73 feet; thence south, a distance of 340.00 feet to the Point of Beginning; said lands situate in the City of Boca Raton, Palm Beach County, Florida.

March 18, 1992

C.William Ferris
Ivy Management, Inc.
700 South Federal Highway
Suite 300
Boca Raton, Florida  33432

RE:  IVY LEASE -- 798 SOUTH FEDERAL HIGHWAY, SUITE 201

Dear Bill:

Enclosed is an executed original of the Ivy Lease for Suite 201 of 798 South Federal Highway.

The only item still outstanding in connection with the Lease is the Mackenzie corporate resolution for the Guaranty. When you have a moment please let me know when you think the resolution will be available.

Thank you.

Sincerely,
VIA MIZNER FINANCIAL PLAZA


/s/ John M. Wargo
--------------------------
John M. Wargo
Property Manager

JMW/dm

cc: Ray C. Osborne
    Bill Shubin